Exhibit 4.16

GANNETT CO., INC.
401(K) SAVINGS PLAN
(As Amended and Restated Effective January 1, 2019)

Effective June 1, 1990, Gannett Co., Inc. established the Gannett Co., Inc. 401(k) Savings Plan (the “Plan”) for the benefit certain of its employees.  The Plan has been amended and restated multiple times since its adoption.  The most recent restatement was effective as of June 10, 2015.  This restatement is effective as of January 1, 2019.

In 2015, Gannett Co., Inc. separated its digital/broadcast and publishing businesses into two separate publicly traded companies.  The separation occurred when Gannett Co., Inc. contributed its publishing businesses to a newly formed subsidiary, Gannett SpinCo, Inc., and distributed the stock of Gannett SpinCo, Inc. to its shareholders (the “Spin-off”).  In connection with the Spin-off, Gannett SpinCo, Inc. was renamed “Gannett Co., Inc.” (the “Company”).  Gannett Co., Inc. was renamed “TEGNA Inc.” (the “Prior Company”) and continued the digital/broadcast businesses.  The Prior Company sponsors a 401(k) plan for its digital/broadcast businesses (the “TEGNA Plan”).

Effective as of the date of the Spin-off (the “Distribution Date”), the Company assumed sponsorship of the Plan.  In connection with the Spin-Off, the Company entered into that certain Employee Matters Agreement with the Prior Company (the “Employee Matters Agreement”).  As provided in the Employee Matters Agreement, the Prior Company has designated certain “Parent Group Employees” and “Former Parent Group Employees” (as such terms are defined in the Employee Matters Agreement) as of June 10, 2015 (the “TEGNA Participation Date”) to commence participation in the TEGNA Plan and cease participation in this Plan as of the TEGNA Participation Date.  Effective immediately prior to the Distribution Date, all other Parent Group Employees and Former Parent Group Employees shall cease to be participants in the Plan.

The liabilities and account balances of the Parent Group Employees and Former Parent Group Employees in the Plan were transferred to the TEGNA Plan in accordance with the terms of the Employee Matters Agreement.  Parent Group Employees were not entitled to receive Company Transition Contributions and Company Sliding Scale Contributions under this Plan for 2015.

The Employee Matters Agreement may be used as an aid in interpreting the terms of the transitions described above.  Notwithstanding any other provision of this Plan or the TEGNA Plan, no Participant shall be entitled to duplicate benefits under both such Plans with respect to the same period of service or compensation.

By separate agreement, the Employer has established a Trust to hold the assets of the Plan.  This Plan is intended to be qualified as a cash or deferred profit sharing plan under sections 401(a) and 401(k) of the Internal Revenue Code (the “Code”).  The portion of the Plan invested in the Gannett Stock Fund by Participants who are or were employed by the Company, the Prior Company or their Participating Affiliates that are member of the Company’s or Prior Company’s “controlled group of corporations” (as defined under Code section 409(l)(4)) is intended to be qualified as a stock bonus employee stock ownership plan under Code section 4975(e)(7) (the “ESOP”).  Accordingly, the ESOP consists of the portions of all such Participants’ Safe Harbor Matching Contribution Accounts, Employer Matching Contribution Accounts, Employer Nonelective Contribution Accounts, Employee Tax-Deferred Contribution Accounts, Employee Roth Contribution Accounts, Rollover Accounts and other accounts that are invested in the Gannett Stock Fund.  The ESOP portion of the Plan is designed to be invested primarily in “employer securities” as this term is defined in Code section 409(l).

Effective January 1, 2019, the Plan is amended and restated in its entirety as hereinafter set forth to reflect the provisions of the Plan as of that date.

- i -

ARTICLE I
DEFINITIONS

1.1
“Acquisition Loan” means a loan or other extension of credit used by the Trustee to finance the acquisition of Employer Stock for the ESOP, which loan may constitute an extension of credit to the Trust from a party in interest (as defined in ERISA) and is intended to be an exempt loan under section 408(b)(3) of ERISA.  Any Acquisition Loan must be primarily for the benefit of Participants.

1.2
“Affiliated Company” means (1) a member of an affiliated service group within the meaning of Code section 414(m) of which the Employer is a member; (2) a member of a controlled group of corporations within the meaning of Code section 414(b) of which the Employer is a member; (3) an unincorporated business which is part of a group of trades or businesses (whether or not incorporated) under common control with the Employer as determined pursuant to section 414(c) of the Code; or (4) any other entity required to be aggregated with the Employer under Code section 414.  For purposes of this Section, a controlled group of corporations means a group defined under section l563(a) of the Code determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(C).

1.3
“Beneficiary” means the Participant’s surviving Spouse or, in the event there is no surviving Spouse or the surviving Spouse elects in writing not to receive any death benefits under the Plan, the person or persons (including a trust) designated by a Participant to receive any death benefit which shall be payable under this Plan.

1.4	“Board” means the Board of Directors of Gannett Co., Inc. or a committee of the Board acting on its behalf.

1.5	“Break in Service” means

(a)	For eligibility purposes, that an Employee fails to complete more than 500 Hours of Service during an Eligibility Computation Period;

(b)	For vesting purposes, that an Employee has a Severance Period of not less than twelve consecutive months subject to the Elapsed Time method pursuant to the following rules:

(i)
In the case of an Employee who is absent from work for maternity or paternity reasons, the twelve consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break in Service.

(ii)
Notwithstanding the foregoing, in the case of an Employee who is absent from work beyond the first anniversary of the first day of absence from work for maternity or paternity reasons, such period begins on the second anniversary of the first day of such absence.  The period between the first and second anniversaries of said first day of absence from work is neither a Period of Service for which the Employee will receive credit nor is such period a Break in Service.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(iii)
The following Service spanning rules shall be applied, where applicable, to credit certain Periods of Severance of twelve months or less.  Under the first Service spanning rule, if an Employee severs from Service as a result of resignation, discharge or retirement and then returns to Service within twelve months, the Period of Severance is required to be taken into account.  A situation may arise in which an Employee is absent from Service for any reason other than resignation, discharge, retirement and during the absence a resignation, discharge or retirement occurs.  The second Service spanning rule provides that, under such circumstances, the Plan is required to take into account the period of time between the severance from Service date (i.e., the date of resignation, discharge or retirement) and the first anniversary of the date on which the Employee was first absent, if the Employee returns to Service on or before such first anniversary date.

1.6	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.7	“Committee” means the Gannett Co., Inc. Benefit Plans Committee appointed by the Board pursuant to Article VII to administer the Plan.

1.8
“Compensation” means amounts paid by an Employer to an Employee as wages, salary, overtime, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code sections 125(a), 132(f)(4), or 402(e)(3)).  These amounts include, but are not limited to, commissions, tips and bonuses.  Compensation also includes: (i) in the case of an employee who is an employee within the meaning of Code section 401(c)(1), the employee's earned income, plus amounts deferred at the election of the employee that would be includible in gross income but for the rules of Code section 402(e)(3); (ii) amounts described in Code sections 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includible in the gross income of the employee; (iii) the value of a nonstatutory option granted to an employee by the employer, but only to the extent that the value of the option is includible in the gross income of the employee for the taxable year in which granted; (iv) the amount includible in the gross income of an employee upon making the election described in Code section 83(b); and (v) amounts that are includible in the gross income of an employee under the rules of Code sections 409A or because the amounts are constructively received by the employee.

Notwithstanding the foregoing, Compensation does not include: (i) contributions (other than elective contributions described in section 402(e)(3)) made by the Employer to a plan of deferred compensation to the extent that the contributions are not includible in the gross income of the employee for the taxable year in which contributed; (ii) any distributions from a plan of deferred compensation (whether or not qualified), regardless of whether such amounts are includible in the gross income of the employee when distributed; (iii) amounts realized from the exercise of a nonstatutory option or when restricted stock or other property held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iv) amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option; (v) other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Code sections 125 or 132(f)(4)); (vi) other items of remuneration that are similar to any of the items listed in paragraphs (i) through (v); (vii) the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits; and (viii) awards (other than annual cash bonus awards) under the Company’s 2015 Omnibus Incentive Compensation Plan, or a successor plan. Compensation also does not include severance pay or other post-termination compensation that is not includible under Treasury Regulation section 1.415(c)-2(e).

The annual compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code.

This definition of Compensation is intended to qualify as a “safe harbor” definition of Compensation within the meaning of Treasury Regulation section 1.414(s)-1(c) and shall be interpreted with that intent.

1.9
“Designated Beneficiary” means the individual who is designated as the Beneficiary, as such term is defined in Section 1.3, and is the designated Beneficiary under Code section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

1.10
“Distribution Calendar Year” means a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 5.5.  The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

1.11
“Distribution Date” means the date that the Prior Company separated its digital/broadcast and publishing businesses into two separate publicly traded companies by contributing its publishing businesses to a newly formed subsidiary, Gannett SpinCo, Inc., and distributing the stock of Gannett SpinCo, Inc. to its shareholders.

1.12	“Effective Date” means June 1, 1990. The effective date of this amendment and restatement is January 1, 2019, except that a specific section may contain a separate effective date for that section.

1.13
“Elapsed Time” means a method of determining an Employee’s entitlement under the Plan with respect to vesting, which is not based on the Employee’s completion of a specified number of Hours of Service during a consecutive twelve month period, but rather with reference to the total period of time which elapses during which the Employee is employed by the Employer.

Service will be credited for any employment with any Affiliated Company.  Service will also be credited for any individual required under Code section 414(n) or Code section 414(o) to be considered an Employee of any member of the group of Affiliated Companies

1.14
“Eligibility Computation Period” means the twelve-consecutive-month period beginning with an Employee’s Employment Date and every twelve-consecutive-month period beginning each anniversary date thereafter.

1.15
“Employee” means any person who is employed by the Employer and is receiving remuneration for services rendered to the Employer or who would be receiving such remuneration except for a Leave of Absence.  Any independent contractors or persons who are treated by the Employer as independent contractors or who are otherwise classified as not being employees of the Employer, regardless of their actual status, shall not be considered as Employees under this definition.

1.16	“Employee Roth Contribution Account” means the account maintained for a Participant to record the Participant’s Roth contributions, if any, under Section 3.2 and adjustments related thereto.

1.17
“Employee Tax-Deferred Contribution Account” means the account maintained for a Participant to record the Participant’s own tax-deferred contributions, if any, under Section 3.1 or Section 3.10 and adjustments related thereto.

1.18	“Employment Date” means the date on which an Employee is first credited with an Hour of Service.

1.19
“Employer” means Gannett Co., Inc., or its successor, and each Participating Affiliate listed on Appendix A.  For purposes of the Plan, Gannett Co., Inc. shall be the agent and representative of the Participating Affiliates listed on Appendix A and shall in its own name take any action permitted or required under the Plan on behalf of itself and each Participating Affiliate, and any Trustee or Investment Manager shall deal exclusively with Gannett Co., Inc. and/or the Committee.  Participating Affiliates may be added to or eliminated from Appendix A by the Committee.  Effective as of the date of the Distribution Date, Gannett SpinCo, Inc., assumed sponsorship of the Plan as the successor Employer and was renamed “Gannett Co., Inc.”

1.20
“Employer Matching Contribution Account” means the account maintained for a Participant to record the Participant’s share of the Employer’s matching contributions under Section 3.4 and adjustments relating thereto.

1.21
“Employer Nonelective Contribution Account” means, effective August 1, 2008, the account maintained for a Participant to record the Participant’s share of the Employer’s transition contributions under Section 3.5 and the Employer’s sliding scale contributions under Section 3.6, and adjustments related thereto.

1.22	“Employer Stock” means the common stock of Gannett Co., Inc.

1.23
“Entry Date” means the first day that is administratively practicable to enroll the Employee after the date the Employee is hired (if a newly hired Employee is immediately eligible) or the date the Employee becomes eligible to participate.

1.24	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.25
“ESOP” means the portion of the Plan invested in the Gannett Stock Fund by Participants who are or Former Participants who were employed by Gannett Co., Inc. or a Participating Affiliate that is a member of Gannett Co., Inc.’s “controlled group of corporations” (as defined under section 409(l)(4) of the Code).  Accordingly, the ESOP consists of the portions of all such Participants’ Safe Harbor Matching Contribution Accounts, Employer Matching Contribution Accounts, Employee Tax-Deferred Contribution Accounts, Rollover Accounts, and Employer Nonelective Contribution Accounts, and other accounts that are invested in the Gannett Stock Fund.

1.26	“Financed Shares” means shares of Employer Stock acquired by the Trust for the ESOP with the proceeds of an Acquisition Loan.

1.27	“Forfeiture” means that portion of a Participant’s Employer Matching Contribution Account and Employer Nonelective Contribution Account which is forfeited before full vesting.

1.28
“Former Participant” means a Participant on whose behalf no current contributions are being made due to separation from service or other reasons but who has a vested account balance under the Plan which has not been paid in full.

1.29	“Gannett Stock Fund” means the investment fund established by the Trustee to invest in the Common Stock of Gannett Co., Inc.

1.30
“Highly Compensated Employee” means an employee who is highly compensated as defined in Code section 414(q).  Subject to the special limitations and definitions contained in section 414(q), a Highly Compensated Employee is (1) any employee who received compensation from the Employer in the preceding year in excess of $80,000 (adjusted for cost-of-living increases), or (2) who is a five-percent owner of the Employer at any time during the year or the preceding year.  A five-percent owner of the Employer is any person who owns (or is considered as owning within the meaning of Code section 318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer.

1.31	“Hour of Service” means each hour for which an Employee is paid, or entitled to payment, during an applicable computation period in accordance with the following:

(a)	Performance of Services. An Hour of Service shall be credited for each hour that the Employee is paid or entitled to payment for the performance of services for the Employer.

(b)
Leaves of Absence, Etc.  An Hour of Service shall be credited for each hour during which no duties are performed but for which an Employee is paid or entitled to payment by the Employer (whether or not the employment relationship has terminated) for any other purpose, such as, but without limitation, payment due to vacation, holiday, illness, disability, layoff, jury duty or Leave of Absence.  Credit shall also be given for any maternity or paternity leave (i.e., pregnancy of the Employee, birth or adoption of the Employee’s child, caring for the Employee’s child immediately following birth or adoption) taken by an Employee.  No more than 501 Hours of Service shall be credited under this provision, however, to an Employee on account of any single continuous period during which no services are performed for the Employer.  In addition, no Hours of Service shall be credited with respect to payments made under a plan maintained by the Employer solely for complying with applicable workers’ compensation or disability insurance laws, or to payments which reimburse an Employee for medical or medically-related expenses.

(c)
Back pay.  To the extent not credited for either of the preceding purposes, an Employee shall be credited with an Hour of Service for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  If back pay is made with respect to one of the purposes set forth in provision (b) above, the number of creditable Hours of Service shall be subject to the limitations set forth in that provision.

(d)
Military Service.  An Hour of Service shall be credited for each hour of the normally scheduled work hours for each day during any period the Employee is on leave of absence from the Employer or any Affiliated Company for military service with the Armed Forces of the United States, but not to exceed the period required under the law pertaining to veterans’ reemployment rights; provided that if the Employee fails to report for work at the end of such leave during which the Employee has employment rights, the Employee shall not receive credit for hours on such leave.

(e)
Computation and Crediting of Hours.  The Committee shall determine the number of creditable Hours of Service in any computation period on the basis of any records kept by the Employer that accurately reflect Hours of Service.  If any payments (including back pay awards) relate to any period for which no duties are performed, the number of creditable Hours of Service shall equal the number of regularly scheduled working hours upon which the payment is based.  If the payment is not calculated on the basis of units of time for which the hours may be determined, the number of creditable Hours of Service shall be equal to the amount of the payment divided by the Employee’s most recent hourly rate of compensation before the period during which no duties are performed.  In no event, however, shall an Employee be credited with a greater number of Hours of Service than the number of regularly scheduled hours for the performance of services during the applicable period.

Hours of Service shall be credited to the computation period in which the services were performed, the period for which payments are made when no services are performed, or the period to which back pay awards relate, whichever is applicable.  Hours of Service pursuant to maternity/paternity leave shall be credited to the Employee in the computation period in which the absence from work begins only if the additional hours afforded would prevent the Participant from incurring a one year Break in Service; otherwise these hours shall be credited to the Participant in the computation period immediately following the date the Participant begins his absence from work.  The crediting of Hours of Service for reasons other than the performance of services and the crediting of Hours of Service to computation periods shall be made in accordance with 29 C.F.R. sections 2530.200b-2(b) and (c) which are hereby incorporated by this reference.

1.32
“Income” means the net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund.  Income shall not include earnings on unallocated Financed Shares in the ESOP.

1.33
“Investment Manager” means any individual or corporation who may be appointed by the Committee to manage all or a portion of the Plan’s assets and who (i) is registered as an investment adviser under the Investment Adviser’s Act of l940; or (ii) is a bank as defined in that Act; or (iii) is an insurance company qualified to manage, acquire or dispose of plan assets under the laws of more than one state and such individual or corporation acknowledges in writing that he or the corporation, as the case may be, is a fiduciary with respect to the Plan.

1.34
“Leased Employee” means any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person (the “leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer.  To qualify as a “Leased Employee” under this Section, the individual must also qualify as a “leased employee” under Code section 414(n) and for purposes of applying such section, “compensation” shall include amounts described in Code section 132(f)(4).

1.35
“Leave of Absence” means any absence authorized by the Committee provided that all persons under similar circumstances must be treated alike in the granting of such Leaves and provided further that the Participant returns within the period of authorized absence.  An absence due to service in the Armed Forces of the United States shall be considered a Leave of Absence if the absence is caused by war or if the Employee is required to serve under the laws of conscription, provided the Employee returns to employment with the Employer within the period provided by law.

1.36	“Life Expectancy” means the life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

1.37	“Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

1.38	“Normal Retirement Age” means age 65.

1.39	“Participant” means an Employee participating in the Plan in accordance with the provisions of Section 2.1.

1.40
“Participant’s Account Balance” means the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

1.41
“Participating Affiliate” means each partnership, company, or other entity (or a business unit thereof) listed on Appendix A whose employees are eligible to participate in this Plan, provided that Gannett Co., Inc. owns, directly or indirectly, at least a 50% interest in such partnership, company or other entity.

1.42	“Period of Severance” means for purposes of crediting Service:

(a)	a Break in Service shall mean a Period of Severance of at least twelve (12) months;

(b)	a Period of Severance is a continuous period of time during which the Employee is not employed by the Employer;

(c)
a Period of Severance begins on the date the Employee retires, quits, or is discharged, or if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from Service.

1.43	“Plan” means the Gannett Co., Inc. 401(k) Savings Plan as set forth herein, as amended from time to time.

1.44
“Required Beginning Date” shall mean April 1 of the calendar year following the later of: (i) the calendar year in which the Participant attains age 70 ½; or (ii) the calendar year in which the Participant retires.  However if the Participant is a five-percent owner with respect to the plan year ending in the calendar year in which the Participant attains age 70 ½, “Required Beginning Date” shall mean April 1 of the calendar year following the calendar year in which the Participant attains age 70 ½.

1.45	“Rollover Account” means the account maintained in accordance with Section 3.9 to hold the assets of any tax-qualified retirement plan which are transferred to this Plan.

1.46
“Safe Harbor Matching Contribution Account” means the Account established for each Participant, the balance of which is attributable to safe harbor matching contributions made pursuant to Section 3.3 and earnings and losses of the Trust Fund with respect to such contributions.

1.47
“Service” means the period of current or prior employment with the Employer including any imputed period of employment which must be counted under USERRA.  If the Employer continues a plan of a predecessor employer as a result of a merger of the predecessor employer’s plan into this Plan, service for such predecessor employer shall be treated as Service for the Employer.  Service is determined under the hours counting method for eligibility purposes and the Elapsed Time method for vesting purposes.

Under the Elapsed Time method used to determine vesting Service, the aggregate of the following shall constitute Service:

(a)	Each period from an Employee’s Employment Date (or reemployment date) to his next Severance Date; and

(b)
If an Employee performs an Hour of Service within twelve months of a Severance Date, the period from such Severance Date to such Hour of Service.  Service shall be credited for all periods whether the Employee is employed by an Employer or an Affiliated Company.

Service under the Elapsed Time Method shall be measured in whole years and fractions of a year in months.  For this purpose, (a) periods of less than a full year shall be aggregated on the basis that twelve months or 365 days equals a year, and (b) in aggregating days into months, 30 days shall be rounded up to the nearest whole month.

If the Employer is a member of a group of Affiliated Companies, Service will be credited for any employment with any member of such group.  Service will also be credited for any individual required under Code section 414(n) or Code section 414(o) to be considered an Employee of the Employer or of any Affiliated Company.

1.48	“Severance Date” means the date which is the earlier of:

(a)	the date on which an Employee quits, retires, is discharged or dies; or

(b)
the first anniversary of the first date of a period in which an Employee remains continuously absent from Service with an Employer or an Affiliated Company (with or without pay) for any reason other than quit, retirement, discharge or death.

1.49	“Severance Period” means each period from an Employee’s Severance Date to his next reemployment date.

1.50
“Spouse” means a person to whom a Participant is married under applicable law.  Effective June 26, 2013, the term “Spouse” includes an individual married to a person of the same sex if the individuals are lawfully married under state law.  A marriage of same-sex individuals that was validly entered into in a state whose laws authorize the marriage of two individuals of the same sex will be recognized even if the married couple is domiciled in a state that does not recognize the validity of same-sex marriages.  The term “Spouse” does not include individuals (whether of the opposite sex or the same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of that state, and the term “marriage” does not include such formal relationships.  For purposes of this Section, the term “state” means any domestic or foreign jurisdiction having the legal authority to sanction marriages. A former Spouse will be treated as a Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

1.51
“Trust” or “Trust Fund” means the Gannett Co., Inc. 401(k) Savings Trust, maintained in accordance with the terms of the trust agreement, as amended from time to time, which constitutes a part of this Plan and such other trusts established by the Committee to hold Plan assets.

1.52	“Trustee” means Northern Trust Company or any other trustee or trustees appointed by the Board or the Committee to administer the Trust or Trusts.

1.53
“Valuation Date” means the last day on which the Trust may have been valued, provided that the Trust is to be valued at least on the last business day of each Plan Year.  For any transactions between the Plan and a disqualified person, the Valuation Date is the date of the transaction.

1.54
“Year” or “Plan Year” means the twelve-consecutive-month period ending December 31.  The Plan Year shall be the limitation year as this term is used in regulations promulgated pursuant to the Employee Retirement Income Security Act of 1974.

1.55	“Year of Service” means a year of service determined in accordance with the following Elapsed Time method:

(a)
The Elapsed Time method is used in determining the nonforfeitable interest in the Participant’s Account Balance derived from Employer contributions.  An Employee will receive credit for the aggregate of all time period(s) commencing with the Employee’s Employment Date or reemployment date and ending on the date a Break in Service begins.  An Employee will also receive credit for any Period of Severance of less than twelve consecutive months.  Fractional periods of a year will be expressed in terms of days.  Years of Service will be determined in accordance with the definition of Service in Section 1.44.  For purposes of determining a Participant’s vested benefit, the Participant shall be credited with a number of Years of Service equal to the number of whole years of the Participant’s period of Service, whether or not such periods of Service were completed consecutively (i.e., the number of the Participant’s Years of Service are rounded down to the nearest whole number).

(i)
A Break in Service is a Period of Severance of at least twelve consecutive months.  A Period of Severance is a continuous period of time during which the Employee is not employed by the Employer.  The continuous period begins on the date the Employee retires, quits, is discharged or, if earlier, the first twelve month anniversary of the date on which the Employee is first absent from Service.

(ii)
In the case of an individual who is absent from work for maternity or paternity reasons, the twelve consecutive month period begins on the first anniversary of the first date of such absence from work for maternity or paternity reasons (a) by reason of the pregnancy of the individual, (b) by reason of the birth of the child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(b)
If the Plan determines Service for a given purpose on one basis (i.e., either the Elapsed Time or hours counting method) and an Employee transfers to employment covered by this Plan from employment covered by another qualified plan which determines Service for such purpose on the other basis, and if the Employee’s Service for the period during which he was covered by such other plan is required to be taken into consideration under this Plan for that purpose, then the following rules shall apply:

(i)
If such Service was determined under the other plan using the hours counting method, then the period so taken into consideration through the close of the computation period in which such transfer occurs shall be:

(1)	the number of Years of Service credited to the Employee for such purpose under such other plan as of the start of such computation period, and

(2)	for the computation period in which such transfer occurs, the greater of:

(A)	his Service for such period as of the date of transfer determined under the rules of such other plan, or

(B)	his Service for such period determined under the Elapsed Time rules of this Plan.

Service after the close of that computation period shall be determined for such purpose solely under the Elapsed Time rules of this Plan.

(ii)
If such Service was determined under the other plan using the Elapsed Time method, then the period taken into consideration shall be (1) the number of one-year periods of Service credited to the Employee under such other plan as of the date of the transfer, and (2) for the computation period which includes the date of transfer, the Hours of Service equivalent to any fractional part of a Year of Service credited to him under such other plan.  In determining such equivalency, the Employee shall be credited with 190 Hours of Service for each month or fraction thereof.

1.56
Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

ARTICLE II
PARTICIPATION AND SERVICE

2.1
Eligibility and Participation.  An Employee shall be eligible to become a Participant on any Entry Date.  Participation shall cease as of the last day of the last pay period for which a Participant is paid Compensation by the Employer.

Notwithstanding the foregoing, this Plan does not cover any Leased Employee, any Employee performing services outside the United States unless assigned outside the United States for a limited period of time, or any Employee who is a member of a collective bargaining unit subject to a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining, unless participation in this Plan has been specifically bargained.

2.2
Participation and Service upon Reemployment.  An Employee who separates from service and is subsequently reemployed by the Employer will be eligible to resume participation in this Plan on any Entry Date following his return to employment.

ARTICLE III
CONTRIBUTIONS

3.1
Employee Tax-Deferred Contributions.  A Participant may contribute, on a pre-tax basis and/or as a Roth elective deferral as described in Section 3.2, any whole percentage amount, up to 75 percent (or such other percentage established by the Committee), of Compensation for a payroll period.  Notwithstanding the foregoing, no salary deferral contribution can exceed the contribution limitations set forth in Article IV.

Employee contributions under this Section may be made solely pursuant to a deferral agreement between an individual Participant and the Employer.  The agreement shall be in such form and subject to such rules as the Committee may prescribe.  Under the agreement, the Participant agrees to defer Compensation by a specified amount and the Employer agrees to contribute this same amount to the Plan on behalf of the Participant.  A salary deferral agreement may be entered into as of the first day of any payroll period following the Participant’s Entry Date.  An agreement may be terminated at the end of any payroll period during the Plan Year, and contributions may be resumed at the beginning of any payroll period following an Entry Date.  An agreement will not be considered terminated solely because the Participant fails to receive any Compensation during a payroll period.

Notwithstanding the foregoing, default salary deferral contributions will be made on behalf on any Employee hired or rehired on or after January 1, 2016, who fails to enter into a salary deferral agreement as described above (including a salary deferral agreement by which the Employee has elected to make zero salary deferral contributions). The amount of the default salary deferral contribution is 2 percent of the Employee's Compensation for a payroll period, and shall be deducted from the Employee's Compensation on a pre-tax basis. The default salary deferral contributions shall commence for the first payroll period occurring after the 60th day after the date the Employee is hired or rehired (or, if later, the 60th day after the Employee became eligible to participate in the Plan), or as soon as administratively practicable thereafter. An Employee will have a reasonable opportunity to enter into a salary deferral agreement before the default salary deferral contributions are made on the Employee's behalf. The Employer shall provide each Employee with a notice describing this default salary deferral contribution arrangement at least 30 days before the date that the default salary deferral contributions commence and at least 30 days but not more than 90 days before the beginning of each Plan Year. The notice will describe (i) the amount of default salary deferral contributions that will be made on an Employee's behalf absent a salary deferral agreement, (ii) the Employee's right to enter into a salary deferral agreement, and (iii) how default salary deferral contributions will be invested in the absence of the Employee's investment instructions. Default salary deferral contributions will cease as soon as administratively practicable after the Employee enters into a salary deferral agreement or elects to discontinue the default salary contributions.

The Employer will remit Employee contributions to the Trustee no later than the 15th day of the month following the date on which the amounts are withheld from the Participant’s Compensation.  Employee contributions under this Section shall be allocated to a Participant’s Employee Tax-Deferred Contribution Account and/or Roth Elective Deferral Account, at the election of the Participant.

3.2
Roth Contributions.  In addition to or instead of making tax-deferred contributions, a Participant may elect to make after-tax Roth contributions.  A Participant’s Roth contributions shall be allocated to a separate Employee Roth Contribution Account maintained for such contributions, and such amounts (including any related account activities such as earnings, losses, expenses and withdrawals) shall be accounted for separately from other contributions.  Unless specifically stated otherwise, the same Plan rules that apply to tax-deferred contributions shall apply to Roth contributions.  A Participant’s election to treat a contribution as a Roth contribution must be made at the time of the salary reduction agreement and is irrevocable.

3.3
Safe Harbor Matching Contributions.  For payroll periods beginning on and after January 1, 2019, each Participant shall receive a safe harbor matching contribution equal to 100 percent of the first four percent of Compensation that the Participant contributes under Section 3.1, Section 3.2 and/or Section 3.10 for such payroll period and 50 percent of the next two percent of Compensation that the Participant contributes under Section 3.1, Section 3.2 and/or Section 3.10 for such payroll period; provided that if the Participant’s employment is subject to the terms of a collective bargaining agreement, the Participant’s participation in the Plan is governed by the terms of the collective bargaining agreement.  Safe harbor matching contributions will be calculated on a payroll by payroll period basis.

As of the end of each Plan Year, the Employer shall re-calculate each Participant’s safe harbor matching contributions based on the Participant’s full-year Compensation in accordance with the safe harbor matching contribution formula set forth in the preceding paragraph.  Any Participant for whom any safe harbor matching contribution has not been sufficiently made in accordance with the safe harbor matching contribution formula shall receive an additional “true-up” safe harbor matching contribution so that the total annual deferrals reflected as a percentage of the Participant’s eligible full-year Compensation are matched in accordance with the safe harbor matching contribution formula; provided that any Compensation earned by a Participant during a period in which the Participant is ineligible to participate in the Plan shall not be taken into account for purposes of calculating the Participant’s “true-up” safe harbor matching contribution.

3.4	Employer Matching Contribution. Effective January 1, 2019, Employer Matching Contributions (other than the safe harbor matching contributions described in Section 3.3) will no longer be made.

3.5	Employer Transition Contribution. No Employer Transition Contributions shall be made to the Plan for Compensation or Services after July 31, 2015.

3.6
Employer Sliding Scale Contribution.  Except for a limited transition rule applicable for the 2018 Plan Year for certain Participants who otherwise satisfied the eligibility rules for receiving Employer sliding scale contributions and who separated from service after January 1, 2018 and prior to July 25, 2018 due to death, disability (within the meaning of the Gannett Long Term Disability program) or after attaining age 55 and completing 5 Years of Service, no Employer Sliding Contributions shall be made to the Plan for Plan Years commencing on and after January 1, 2018.

3.7	Participant After-Tax Contributions. Except as may be provided in Appendix B, Participants are not permitted to make after-tax contributions to this Plan other than Roth contributions.

3.8	Rollover Contributions. To the extent the Committee in its discretion may permit and in accordance with rules it shall establish, the Plan will accept:

(a)
a direct rollover of an eligible rollover distribution (excluding after-tax contributions but including Roth contributions and earnings attributable thereto) from a qualified plan described in section 401(a) of the Code; an annuity contract described in section 403(b) of the Code; and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state;

(b)
a Participant contribution of an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code; an annuity contract described in section 403(b) of the Code; and an eligible plan under section 457(b) of the Code which is maintained by state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and

(c)
a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

No rollover contribution or transfer shall be permitted if it could adversely affect the tax qualification of this Plan.

3.9
Form and Timing of Employer Contributions.  Effective January 1, 2019, all Employer contributions shall be made in cash.  The Employer’s contributions for a Plan Year shall be paid to the Trustee not later than the date prescribed by law for filing the Employer’s federal income tax returns (including extensions thereof) for the Employer’s taxable year ending coincident with or next following the Plan Year to which the contributions relate.

3.10
Catch-Up Contributions.  Notwithstanding the limitations set forth in Section 4.3 and pursuant to such rules established by the Committee, a Participant who is eligible to make tax-deferred contributions to this Plan and who has attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions on a pre-tax and/or after-tax Roth basis in accordance with, and subject to the limitations of, section 414(v) of the Code.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of sections 402(g) and 415 of the Code.  Additionally, the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 410(b) of 416 of the Code, as applicable, by reason of making of such catch-up contributions.  Amounts treated as catch-up contributions shall be ignored for purposes of applying the contribution limits set forth in Section 4.3.

3.11	Employer Nonelective Contributions. Certain groups of Employees may receive an Employer nonelective contribution as set forth in Appendix B.

3.12
Collectively Bargained Employees.  The contributions for, and participation of, employees whose employment is subject to a collective bargaining are set forth in the applicable collective bargaining agreement rather than this Plan.

ARTICLE IV
ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

4.1
Individual Accounts.  The Committee shall create and maintain individual accounts as records for disclosing the value of the contributions and earnings of each Participant, Former Participant and Beneficiary.  Such accounts shall record credits and charges in the manner herein described.  A Participant’s accounts may include, as appropriate: an Employee Tax-Deferred Contribution Account, an Employee Roth Contribution Account, a Safe Harbor Matching Contribution Account, an Employer Matching Contribution Account, a Rollover Account, an Employer Nonelective Contribution Account, as well as such other accounts or subaccounts the Committee deems necessary or appropriate to administer the Plan.  The Committee shall also establish such ESOP accounts as may be appropriate to administer the ESOP provisions of the Plan.  The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required.  Distributions and withdrawals made from an account shall be charged to the account as of the date paid and the account balance shall be determined as of the most recent Valuation Date.  All accounting under the Plan will be unit accounting.  Unit accounting for ESOP accounts may be in the form of shares.

4.2	Account Adjustments. The accounts of Participants, Former Participants and Beneficiaries shall be adjusted in accordance with the following:

(a)
Income/Expenses:  The Income of the Trust Fund shall be allocated to the accounts of Participants, Former Participants and Beneficiaries who had balances in their accounts on each Valuation Date.  This allocation shall be made in the ratio that the value of each Participant’s account bears to the total value of all Participant accounts similarly invested.  Each valuation shall be based on the fair market value of the assets in the Trust Fund on the Valuation Date. Reasonable Plan expenses may be charged and allocated to Participant’s accounts in such manner as determined by the Committee, in its sole discretion.

(b)
Employer Contributions:  Employer contributions required to provide the safe harbor matching contribution described in Section 3.3, the matching contribution described in Section 3.4, the transition contribution under Section 3.5 and the sliding scale contribution under Section 3.6 shall be credited to Participants’ Safe Harbor Matching Contribution Account, Employer Matching Contribution Accounts or Employer Nonelective Contribution Accounts, as appropriate, at such time and in such manner designated by the Committee.  For Plan Years prior to January 1, 2019, except as may be provided in Appendix B, a Participant’s Employer Matching Contribution Account and/or Employer Nonelective Contribution Account shall be credited with shares of Employer Stock to the extent necessary to provide the matching contribution under Section 3.4, the transition contribution under Section 3.5 and the sliding scale contribution under Section 3.6.  Shares of Employer Stock used for such contributions shall be derived from Forfeitures (to the extent that Forfeitures are designated to be used for this purpose), shares that have been released from the suspense account (if any) and, at the Committee’s sole discretion, from shares that have been contributed by the Employer to the Plan or shares the Plan acquires with Employer cash contributions that are not used to repay an Acquisition Loan.

The Plan has no obligation to enter into an Acquisition Loan, and the provisions of this Section only apply to the extent to which an Acquisition Loan is outstanding.  If the Plan finances the purchase of Employer Stock with an Acquisition Loan, such “Financed Shares”, if any, shall initially be credited to a suspense account and shall be allocated to Safe Harbor Matching Contribution Account, Employer Matching Contribution Accounts and Employer Nonelective Contribution Accounts of Participants only as payments of principal and interest on that Acquisition Loan are made by the Trustee.

The number of Financed Shares to be released from the suspense account for allocation to Participant accounts for that month shall be based on the ratio that the payments of principal and interest on the Acquisition Loan for that month bears to the total projected payments of principal and interest over the duration of the Acquisition Loan repayment period, as determined by the Committee.  As of the last day of each month, the shares of Employer Stock released from the suspense account pursuant to the immediately preceding sentence shall be allocated to Participants’ Safe Harbor Matching Contribution Account, Employer Matching Contribution Accounts and Employer Nonelective Contribution Accounts as follows:  (i) first, such shares shall be allocated pursuant to Section 5.7 (regarding the Dividend Allocation Amount) and (ii) then, any remaining shares shall be allocated such that each Participant’s Safe Harbor Matching Contribution Account, Employer Matching Contribution Account and/or Employer Nonelective Contribution Account are credited with such Participant’s allocable share of Employer Stock in accordance with Sections 3.3, 3.4, 3.5 and 3.6.  If, at the end of any month, the value (determined as of the Valuation Date coincident with the end of that month) of the shares of Employer Stock allocated to Participants’ Safe Harbor Matching Contribution Account, Employer Matching Contribution Accounts and Employer Nonelective Contribution Accounts pursuant to clause (ii) of the immediately preceding sentence for the month is less than the amount of the Employer safe harbor matching contribution, matching contribution, transition contribution and sliding scale contribution to be made on behalf of all Participants pursuant to Sections 3.3, 3.4, 3.5 and 3.6 for such month (the difference being referred to as the “Shortfall Amount”), then the Employer shall make an additional contribution equal to the Shortfall Amount (the “Shortfall Contribution”) to the Trustee as soon as practicable after any Shortfall Amount is determined and such contribution shall be allocated to Participants’ Safe Harbor Matching Contribution Account, Employer Matching Contribution Accounts and Employer Nonelective Contribution Accounts in the same manner as shares are allocated pursuant to (ii) above.  A Shortfall Contribution shall be made in one of the following manners, or any combination thereof, as the Employer may select:  (A) contribution of cash (not to be used for the repayment of Acquisition Loans); (B) contribution of shares of Employer Stock with a value (determined as of the most recent Valuation Date) equal to the Shortfall Amount or (C) contribution of cash (to be utilized to repay an Acquisition Loan) in an amount such that the shares of Employer Stock released from the suspense account have a value (determined as of the most recent Valuation Date) equal to the Shortfall Amount.

A special forfeiture rule applies to shares of Employer Stock which have been released from the suspense account.  Under that rule, if a portion of a Participant's account is forfeited, Employer Stock allocated from the suspense account must be forfeited only after other assets have been forfeited.

Commencing with the 2019 Plan Year, Employer safe harbor matching contributions shall generally be allocated to the Participant’s Safe Harbor Matching Contribution Account and initially invested consistent with the Participant’s investment election (rather than mandatorily invested in Employer Stock).

(c)
Employee Contributions:  A Participant’s tax-deferred contributions shall be allocated to his Employee Tax-Deferred Contribution Account.  A Participant’s Roth contributions shall be allocated to his Employee Roth Contribution Account.

Generally, Employee after-tax contributions are not permitted other than Roth contributions.  However, Participants of certain Affiliated Companies may be permitted to make after-tax contributions to the Plan, as described in Appendix B.  In those cases, a Participant’s contributions shall be credited to his employee after-tax contribution account.

(d)
Forfeitures:  A Participant who ceases to be employed by an Affiliated Company and takes a full distribution of his vested benefit shall have the non-vested portion of his Employer Matching Contribution Account and Employer Nonelective Contribution Account forfeited (subject to his restoration rights under Section 4.2(e)) as soon as is administratively practicable following the date Participant’s vested benefit is distributed. A Participant who ceases to be employed by an Affiliated Company and does not take a full distribution of his vested benefit shall have the non-vested portion of his Employer Matching Contribution Account and Employer Nonelective Contribution Account forfeited as soon as is administratively practicable following the date the Participant incurs five consecutive one year Breaks in Service.  Any Forfeiture that arises because of the application of this Section may be applied to meet the allocation requirements provided in Section 4.2(b). Alternatively, at the discretion of the Committee and pursuant to such rules as the Committee may adopt, Forfeitures may also be used to pay reasonable expenses of administering the Plan.

(e)
Restoration Rights/Forfeiture Account:  If a Former Participant who incurs a Forfeiture under Section 4.2(d) returns to employment with an Employer or an Affiliated Company prior to incurring five consecutive one year Breaks in Service, the amount of Forfeiture at the time of termination shall be restored and credited to a separate account as of the date the Former Participant is rehired.  However, if such a Participant received a distribution of his vested benefit on or after the date of his termination and prior to his re-employment, the Forfeiture will only be restored if the Participant repays to the Plan an amount equal to the prior distribution.  The restoration of the Forfeiture shall be made from Employer contributions for the Year.  At any relevant time, the Participant’s non-forfeitable portion of the separate account will be equal to an amount (“X”) determined by the following formula:

X = P(AB + (R x D)) - (R x D)

For purposes of applying this formula:  P is the non-forfeitable percentage at the relevant time; AB is the account balance at the relevant time; D is the amount of the distribution; and R is the ratio of the account balance at the relevant time to the account balance after distribution.

The separate account need not be maintained after a Participant has incurred five consecutive one year Breaks in Service.

4.3	Limitations on Contributions. Notwithstanding the contribution levels specified in Article III, no contributions will be permitted in excess of the limits set forth below:

(a)
Limits on Employee Tax-Deferred Contributions.  In any taxable year of the Participant, the sum of a Participant’s tax-deferred contributions and Roth contributions to this Plan and any other plan shall not exceed the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3.10 of the Plan and section 414(v) of the Code.  The Plan shall not permit a Participant to make tax-deferred and/or Roth contributions to this Plan (other than as permitted under Section 3.10 of the Plan and section 414(v) of the Code) in excess of such limitation during a calendar year.  A Participant who participates in more than one plan that permits tax-deferred and/or Roth contributions shall notify the Committee of any excess contribution in a calendar year by January 31 of the following year.  The Committee shall then cause the portion of such excess (and the earnings attributable thereto through the end of the Plan Year) allocated to this Plan, together with the earnings attributable thereto, to be returned to the Participant by April 15 following the calendar year to which the excess contribution relates.

(b)
Code Section 401(k) Limits - Actual Deferral Percentage Test.  Effective for Plan Years beginning on and after January 1, 2019, the Plan is intended to satisfy the safe harbor requirements described in Sections 1.401(k)-3 of the Treasury Regulations.  Accordingly, it is expected that the Plan shall automatically satisfy the actual deferral percentage test for Plan Years beginning on and after January 1, 2019.  The safe harbor requirements in Sections 1.401(k)-3 of the Treasury Regulations are hereby incorporated by reference to the extent applicable.

For Plan Years prior 2019 or in the event the Plan no longer satisfies the safe harbor requirements or mandatory disaggregation rules require separate testing, the Plan will apply the special nondiscrimination tests for elective contributions as provided in Code section 401(k)(3) and section 1.401(k)-2 of the regulations thereunder.  Under Code section 401(k), the Plan’s contributions shall, if necessary, also be limited so as to meet one of the following two tests:

(i)
For each Plan Year, the actual deferral percentage for the Highly Compensated Employees may not be more than the actual deferral percentage for the Non-Highly Compensated Employees multiplied by 1.25; or

(ii)
For each Plan Year, the excess of the actual deferral percentage for the Highly Compensated Employees over the Non-Highly Compensated Employees may not be more than two percentage points and the actual deferral percentage for the Highly Compensated Employees may not be more than the actual deferral percentage for the Non-Highly Compensated Employees multiplied by 2.0.

In applying these tests, the actual deferral percentages for the Highly Compensated Employees and the Non-Highly Compensated Employees for a Plan Year shall be the average of the percentages, calculated separately for each eligible Employee in the group, obtained by dividing the sum of (1) the Employee’s tax-deferred contributions pursuant to Section 3.1, (2) the Employee’s Roth Contributions pursuant to Section 3.2 and, (3) at the election of the Employer, his qualified non-elective contributions, if any, under Appendix B, by the Employee’s compensation for the Plan Year.  For purposes of this paragraph, the Employee’s qualified non-elective contributions are contributions (other than matching contributions) made by the Employer and allocated to Participants’ accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Employee tax-deferred contributions.

The Committee shall have the responsibility for monitoring compliance with these tests and shall have the power to take any steps it deems appropriate to ensure compliance, including limiting the amount of salary reduction permitted by the Highly Compensated Employees or requiring that the contributions for the Highly Compensated Employees be delayed before being paid over to the Trustee until such time as the Committee determines that contributions can be made on behalf of the Highly Compensated Employees without violating the requirements of Code section 401(k).  Generally, if the Plan fails these tests, the Committee shall distribute such contributions (and earnings attributable thereto) as may be required to satisfy the tests.  Distribution of excess contributions shall be made on the basis of the amount of salary reduction contributions by each Highly Compensated Employee.  The elective deferrals of the Highly Compensated Employee with the highest dollar amount of salary reduction contributions will be reduced by the amount required to cause that Highly Compensated Employee’s salary reduction contributions to equal the dollar amount of the salary reduction contributions of the Highly Compensated Employee with the next highest dollar amount of salary reduction contributions.  This amount is then distributed to the Highly Compensated Employee with the highest dollar amount.  However, if a lesser reduction, when added to the total dollar amount already distributed would equal the total excess contributions, the lesser reduction amount will be distributed.  If the amount distributed is more than the amount of excess contributions, this procedure will be repeated until the total amount of the excess contributions is distributed.  Matching contributions (and earnings thereon) attributable to such distributed contributions shall be forfeited.

Alternatively, the Committee may, in its sole discretion, make supplemental, vested, discretionary contributions solely on behalf of selected Non-Highly Compensated Employees as may be necessary, alone or in combination with other actions, to satisfy these tests.  Such contributions shall be allocated in a manner that satisfies the requirements of 1.401(k)-2(a)(6).

The earnings allocable to any excess contribution shall be calculated as the Participant’s allocated portion of Plan income for the Plan Year multiplied by the ratio of the Participant’s excess contribution for the year to the amount of elective contributions allocated in the Participant’s Account Balance at the time of the determination in accordance with section 1.401(k)-2(b)(2)(iv) of the regulations (but, effective January 1, 2008, ignoring any gap period income).

In performing the foregoing tests, the portions of the Plan that are required to be treated as separate plans under the disaggregation and restructuring rules under sections 1.410(b)-7 and 1.401(k)-1(b)(4) of the regulations will be tested separately; provided that the ESOP and non-ESOP portions of the Plan may be permissively aggregated, at the election of the Committee, in accordance with section 1.401(k)-1(b)(4)(v) of the regulations.

(c)
Limits on Employer Matching Contributions and Participant After-Tax Contributions – Actual Contribution Percentage Test.  Effective for Plan Years beginning on and after January 1, 2019, the Plan is intended to satisfy the safe harbor requirements described in Sections 1.401(m)-3 of the Treasury Regulations.  Accordingly, it is expected that the Plan shall automatically satisfy the actual contribution percentage test for Plan Years beginning on and after January 1, 2019.  The safe harbor requirements in Sections 1.401(m)-3 of the Treasury Regulations are hereby incorporated by reference to the extent applicable.

For Plan Years prior 2019 or in the event the Plan no longer satisfies the safe harbor requirements or mandatory disaggregation rules require separate testing, the Plan will apply the special nondiscrimination tests for Employee after-tax contributions and Employer matching contributions as provided in Code section 401(m)(2) and section 1.401(m)-2 of the regulations thereunder.  Under Code section 401(m) the combination of Employee after-tax and Employer matching contributions shall, if necessary, be limited so as to ensure that in each Plan Year the actual contribution percentage for eligible Highly Compensated Employees does not exceed the greater of:

(i)	125 percent of the actual contribution percentage of all eligible Non-Highly Compensated Employees; or

(ii)
the lesser of twice the actual contribution percentage of eligible Non-Highly Compensated Employees or the actual contribution percentage of eligible Non-Highly Compensated Employees plus two percentage points.

In applying these tests, the actual contribution percentages for Highly Compensated Employees and Non-Highly Compensated Employees for a Plan Year shall be the average of the percentages for each group, calculated separately for each Employee in each group, obtained by dividing the sum of (1) the Employer’s matching contributions and (2) the Employee’s after-tax contributions, if any, under Appendix B, by the Participant’s compensation for the Plan Year.  At the election of the Committee, the actual contribution percentages can be determined by also taking into account a Participant’s tax-deferred contributions under Section 3.1.

In calculating the actual contribution percentage for purposes of Code section 401(m), the actual contribution percentage of a Highly Compensated Employee shall be determined by treating all plans subject to section 401(m) under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan.

If the foregoing test is not satisfied for any Plan Year, the Committee shall direct the excess aggregate contributions (and the earnings attributable thereto) which cause the failure to be distributed.  Distribution of excess aggregate contributions shall be made on the basis of the amount of matching contributions, or contributions treated as matching contributions, by each Highly Compensated Employee.  The matching contributions of the Highly Compensated Employee with the highest dollar amount of matching contributions will be reduced by the amount required to cause that Highly Compensated Employee’s matching contributions to equal the dollar amount of the matching contributions of the Highly Compensated Employee with the next highest dollar amount of matching contributions.  This amount is then distributed to the Highly Compensated Employee with the highest dollar amount.  However, if a lesser reduction, when added to the total dollar amount already distributed would equal the total excess aggregate contributions, the lesser reduction amount will be distributed.  If the amount distributed is more than the amount of excess aggregate contributions, this procedure will be repeated until the total amount of the excess aggregate contributions is distributed.  Such distributions shall be made prior to the end of the Plan Year following the Plan Year in which occurred the failure to satisfy the test.

The earnings allocable to any excess aggregate contribution shall be calculated as the Participant’s allocated portion of Plan income for the Plan Year multiplied by the ratio of the excess matching contributions for the year to the amount of matching contributions allocated in the Participant’s Account Balance at the time of the determination in accordance with section 1.401(m)-2(b)(2)(iv) of the regulations (but, effective January 1, 2008, ignoring any gap period income).

In performing the foregoing tests, the portions of the Plan that are required to be treated as separate plans under the disaggregation and restructuring rules under sections 1.410(b)-7 and 1.401(m)-1(b)(4) of the regulations will be tested separately; provided that the ESOP and non-ESOP portions of the Plan may be permissively aggregated, at the election of the Committee, in accordance with section 1.401(m)-1(b)(4)(v) of the regulations.

(d)
Code Section 415 Limits.  Notwithstanding any provision in the Plan to the contrary, the Plan shall comply with the requirements of Code section 415, and the Plan hereby incorporates by reference the rules and limitations of Code section 415.  Except to the extent permitted under Section 3.10 of the Plan and section 414(v) of the Code, the “annual additions” that may be contributed or allocated to a Participant’s account under the Plan for any Plan Year shall not exceed the lesser of $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or 100% of the Participant’s total compensation for the Plan Year.  If no more than one-third of tax deductible ESOP contributions for a Plan Year are allocated to the ESOP accounts of Highly Compensated Employees for the Plan Year, annual additions shall not include forfeitures of Employer Stock or Employer contributions applied to the repayment of interest on an Acquisition Loan as described in Code section 415(c)(6).

For purposes of this Section, the term “annual additions” means the total each Plan Year of the Employer’s contributions, the Participant’s contributions and Forfeitures.  The Participant’s contributions shall be determined without regard to the repayment of any loan or contributions allocated to a Rollover Account.  In addition to the amounts calculated under this Plan annual additions shall include such amounts, similarly calculated, that are contributed with respect to the Participant to any other defined contribution plan maintained by the Employer or by any Affiliated Company and Employer contributions to an individual medical account as described in Code sections 415(1) and 419A(d)(2).  In determining whether a corporation is an Affiliated Company for this purpose only, the percentage control test set forth in section 1563(a) of the Code shall be a 50 percent test in place of the 80 percent test each place the 80 percent test appears in said Code section.

In addition to the amounts calculated under this Plan, annual additions shall include such amounts, similarly calculated, that are contributed with respect to the Participant to any other defined contribution plan maintained by the Employer or by any Affiliated Company and Employer contributions to an individual medical account as described in Code sections 415(1) and 419A(d)(2).  In determining whether a corporation is an Affiliated Company for this purpose only, the percentage control test set forth in section 1563(a) of the Code shall be a 50 percent test in place of the 80 percent test each place the 80 percent test appears in said Code section.

Effective January 1, 2008, the term “compensation” for the purpose of this subsection (d) shall mean a Participant’s wages within the meaning of Code section 3401(a) (for purposes of income tax withholding at the source), plus amounts that would be included in wages but for an election under Code section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).  Compensation also includes payments made within 2½ months after severance from employment or if later, the end of the limitation year during which the severance occurred, if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer, such as overtime, commissions, bonuses, and other similar compensation.  Any payments not described above are not considered compensation if paid after severance from employment, even if they are paid within 2½ months following severance from employment or within the appropriate limitation year; except for, (i) payments to an individual who does not currently perform services for the Employer by reason of a qualified military service (within the meaning of Code section 414(u)(1)) to the extent these payments do not exceed amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service, or (ii) compensation paid to a Participant who is permanently and totally disabled, as defined by Code section 22(e)(3), provided salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period, or the Participant was not a Highly Compensated Employee immediately before becoming disabled.  Compensation does not include amounts that exceed the Code section 401(a)(17) limit.

If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, or a reasonable error in determining the amount of tax-deferred contributions  that may be made with respect to a Participant, the annual additions computed solely with respect to this Plan exceed the limitations of this Section, the contributions plus income allocable thereto, if any, made by the Participant for the Plan Year, which cause the excess, shall be returned to the Participant.  If, after returning such contributions to the Participant, an excess still exists, it shall first be reallocated to the remaining Participants whose annual additions are not in excess of the limitations of this Section.  Such reallocations shall be made according to the ratio that the Employer’s contribution on behalf of a Participant for the Plan Year bears to the total Employer contributions on behalf of all Participants for the Plan Year.  If an excess continues to exist after such reallocation, such excess shall then be used to reduce the Employer’s contribution for the Year or its next succeeding contribution to the Plan.

Effective January 1, 2008, if the annual additions computed solely with respect to this Plan exceed the limitations of this Section, the excess annual additions shall be corrected by use of the Employee Plans Compliance Resolution System or any other correction method permitted by law.

If the annual additions exceed the limitations of this Section as a result of aggregating the additions to this Plan and other defined contribution plans of the Employer and any Affiliated Company, the Committee shall reduce the contributions to this Plan to comply with the limitations of this Section.

4.4
Notification to Participants of Reductions.  Once each Plan Year the Committee shall notify each Participant of the amount credited to the Participant’s accounts and the amount or percentage of such accounts that is vested.  The Committee shall also advise affected Participants of any reductions in contributions or benefits arising out of the limitations of Section 4.3.

ARTICLE V
BENEFITS

5.1
Retirement or Disability.  A Participant who separates from service with the Employer at or after Normal Retirement Age or incurs a disability, shall be entitled to receive the entire balance of his accounts in accordance with Section 5.4.  For the purpose of this Section 5.1, the term “disability” has the same meaning as is defined in the Gannett Long Term Disability Plan.

5.2
Death.  In the event that a Participant separates from service from the Employer due to death, the entire amount then in each of the Participant’s accounts shall be paid to the Participant’s Beneficiary in accordance with Section 5.4 after receipt by the Committee of acceptable proof of death.

5.3
Vested Benefits.  A Participant’s Employee Tax-Deferred, after-tax contribution, if any, Safe Harbor Matching Contribution Account and Rollover Account shall always be fully vested.  Except as may be provided in Appendix B, a Participant’s Employer Matching Contribution Account and Employer Nonelective Contribution Account shall vest in accordance with the following:

Years of Service	Percent Vested

1	25%
2	50%
3	100%

Any Forfeiture that arises because of the application of this Section may be applied to meet the allocation requirements as provided in Section 4.2(b).  Alternatively, at the discretion of the Committee and pursuant to such rules as the Committee may adopt, Forfeitures may also be used to pay reasonable expenses of administering the Plan.

In the event that the Plan’s vesting schedule is amended, a Participant, who is such at the time of the amendment, shall be entitled to whichever vesting is most beneficial to the Participant.

5.4
Payment of Benefits.  In the event benefits become payable to a Participant or, in the event of the Participant’s death become payable to a Beneficiary, the Committee shall pay the benefits in such manner and at such time as the Participant or Beneficiary directs in accordance with the terms of this Section. The Committee shall provide each Participant with a retirement application form which shall provide a description of the right of the Participant, if any, to defer receipt of a distribution and the consequences of failure to defer such receipt, in accordance with Treasury guidance under Code Section 411(a)(11).

If the amount of a Participant’s vested benefit exceeds $1,000, the Committee will not distribute the Participant’s vested benefit to him prior to the date distributions are required to begin under Section 5.5 following his attainment of age 70½, unless he elects to receive a distribution at any earlier date following termination of employment.  If a Participant separates from service and the value of his vested benefit is $1,000 or less, the value of the Participant’s benefit shall be paid as a lump sum distribution within one year of the separation from service and such payment may be made without the consent of the Participant.  For purposes of the preceding sentences, the value of a Participant’s vested benefit will include that portion that is attributable to his Rollover Account.

Payments may begin as soon as practicable following separation from service, death or a Participant’s “disability” as defined in Section 5.1.  Payment of any Plan benefits must begin by April 1 following the calendar year in which (1) any Participant who separates from service attains age 70½; or (2) any active Participant attains age 70½, provided that any Participant who is not a five percent owner of the Employer and who remains in the employ of the Employer after reaching age 70½ shall have the option of commencing benefits at age 70½ or deferring commencement until actual retirement.  In no event shall payments begin later than sixty days after the close of the Plan Year in which the latest of the following occurs:  (1) the Participant’s attainment of age 65; (2) the termination of the Participant’s service with the Employer; or (3) the date specified to the Committee by the Participant.

Notwithstanding any direction by the Participant to the contrary, all payments must be payable pursuant to a schedule whereby the entire amount in the Participant’s accounts is paid over a period that does not extend beyond the life of the Participant or over the lives of the Participant and any individual designated as Beneficiary (or over the life expectancies of the Participant and the designated individual Beneficiary).  In addition, the payment method selected must provide that more than 50 percent of the present value of the payments projected to be paid to the Participant and Beneficiary will be paid during the Participant’s life expectancy.

In the event of the death of a Participant, Former Participant or Beneficiary while benefits are being paid under a schedule which meets the requirements of the preceding paragraph, payments shall continue pursuant to a schedule which is at least as rapid as the period selected.

In the event of the death of a Participant or Former Participant before benefit payments have commenced, any death benefit shall be paid in a lump sum payment.  If the Beneficiary is not the Participant’s surviving Spouse, any death benefit shall be distributed within five years of death.

If the designated Beneficiary is the Participant’s Spouse, payments may be delayed until the date the Participant would have attained age 65, if the Spouse so elects.  If the Spouse dies before payments begin, the rules of this paragraph shall be applied as if the Spouse were the Participant.

The amount which a Participant, Former Participant or Beneficiary is entitled to receive at any time and from time to time shall be paid by the Trustee at the direction of the Committee.  The payments may be made in cash or, in the case of the Gannett Stock Fund, shares of Employer Stock, at the election of the Participant, pursuant to any one of the following methods of payment except as may be provided in Appendix B:

(A)	Lump Sum Payment. Under this option, the entire balance in a Participant’s or Beneficiary’s accounts shall be paid in a single sum.

(B)
Periodic Payments.  Under this option, periodic payments will be paid as specified by Participant or Beneficiary; provided such payments shall comply with the minimum required distribution rules set forth in Section 5.5.

(C)
Partial Payments.  Under this option a Participant or Beneficiary may elect to receive a partial distribution of his or her account during a Plan Year; provided that such distributions are subject to such reasonable ministerial rules adopted by the Committee and shall comply with the minimum required distribution rules set forth in Section 5.5.

5.5
Minimum Required Distributions.  All distributions required under the Plan will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.  Notwithstanding the other provisions of the Plan, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(a)
Under Code Section 401(a)(9), a Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(ii)
If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)
If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 5.5(a), other than section 5.5(a)(i), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 5.5(a) and Section 5.5(c), unless section 5.5(a)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If Section 5.5(a)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 5.5(a)(i).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 5.5(a)(i)), the date distributions are considered to begin is the date distributions actually commence.

Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 5.5(c) and 5.5(d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

(b)
During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year.

Required minimum distributions will be determined under this Section 5.5(b) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(c)
If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)
If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(d)
If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 5.5(c).

If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 5.5(a)(i), this Section 5.5(d) will apply as if the surviving Spouse were the Participant.

5.6
Eligible Rollover Distributions.  A distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an “eligible rollover distribution” paid directly to an “eligible retirement plan” specified by the distributee in a direct rollover.

For purposes of this Section, an “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciate with respect to employer securities); and any hardship distribution.

An “eligible retirement plan” is an individual retirement account described in section 408(a) or, effective January 1, 2008, section 408A of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, a qualified trust described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution, an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.  However, effective August 1, 2008, in the case of an eligible rollover distribution to the Participant’s Beneficiary who is not described in the preceding sentence (e.g., a non-Spouse Beneficiary), an eligible retirement plan is an individual retirement account or individual retirement annuity that has been established on behalf of the Beneficiary and will be treated as an inherited individual retirement account or annuity (within the meaning of section 408(d)(3)(C) of the Code).

A “distributee” includes a Participant and the Participant’s surviving Spouse or other designated Beneficiary(ies).  In addition, a Participant’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, is a distributee with regard to the interest of the Spouse or former Spouse.  Furthermore, the Employee’s nonspouse Beneficiary is a distributee with regard to the interest of the nonspouse Beneficiary.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax Employee contributions that are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution of which is includible in gross income and the portion of such distribution which is not so includible.  Effective January 1, 2010, such portion may be transferred to a qualified retirement plan described in section 401(a) or 403(a) of the Code or to an annuity contract described in section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution of which is includible in gross income and the portion of such distribution which is not so includible.

5.7
Cash Dividends.  Pursuant to such rules established by the Committee, the Committee shall possess the discretion as to whether cash dividends on Employer Stock held by the ESOP are to be:  (i) paid to the ESOP and reinvested in Employer Stock; (ii) paid out in cash to Participants, Former Participants or Beneficiaries; (iii) paid currently to the Plan and distributed in cash by the Plan to the Participant, Former Participant or Beneficiary within 90 days following the end of the Plan Year or (iv) used to repay an Acquisition Loan (if such use satisfies the deduction requirements of section 404(k)).

The Committee may permit a Participant, Former Participant or Beneficiary to elect to receive cash dividends payable on Employer Stock held in his ESOP accounts (1) paid to him in cash; or (2) paid to the Plan, credited to his ESOP account and reinvested in Employer Stock.  If the Committee permits such an election to be made, unless a Participant, Former Participant or Beneficiary makes a timely, affirmative election to receive a cash dividend currently in cash, such dividend shall remain in the Plan and be reinvested in Employer Stock.  A failure to make an affirmative election to receive a cash distribution shall be deemed to be an affirmative election to reinvest the dividends in Employer Stock.  An election under this Section shall be irrevocable as of any deadline established pursuant to Committee direction and shall remain in effect until changed with respect to future dividend payments.  Participants, Former Participants, or Beneficiaries shall have the right to change their dividend elections at least annually in accordance with such rules and regulations as the Committee may prescribe.  Participants, Former Participants, or Beneficiaries shall be fully vested in dividends that are subject to an election under this paragraph.  If an election under this paragraph is permitted, active Participants may make such election with respect to dividends on Employer Stock allocated to the Participant’s vested and unvested ESOP accounts.  Former Participants and Beneficiaries who are permitted to make an election under this paragraph may do so only with respect to dividends on Employer Stock allocated to their ESOP accounts and will have no vested rights to dividends attributable to unvested shares that have been forfeited as described in Section 4.2(d).

For any month in which an Acquisition Loan payment is made in whole or in part with dividends on shares of Employer Stock allocated to Participants’ Employer Safe Harbor Matching Contribution Account, Matching Contribution Accounts and Employer Nonelective Contribution Accounts, a “Dividend Allocation Amount” shall be determined for each Participant whose Employer Stock dividends were so used.  The Dividend Allocation Amount shall be equal to the dollar amount of the dividends on the shares of Employer Stock allocated to Participants’ Safe Harbor Matching Contribution Account, Employer Matching Contribution Accounts and Employer Nonelective Contribution Accounts that the Participants would have received had such dividends not been used to repay the Acquisition Loan.  As of the last business day of each month, Participants’ Safe Harbor Matching Contribution Account, Employer Matching Contribution Accounts and Employer Nonelective Contribution Accounts shall be credited with a number of shares of Employer Stock having a value (determined as of the Valuation Date) equal to the Dividend Allocation Amount for such Participant with respect to such month.  To the extent the value of the shares of Employer Stock released from the suspense account is less than the total Dividend Allocation Amount owed to all Participants, the Employer shall make additional contributions (of cash or shares of Employer Stock), such contributions to be credited to Participants’ Safe Harbor Matching Contribution Account, Employer Matching Contribution Accounts and Employer Nonelective Contribution Accounts to satisfy fully the Dividend Allocation Amount due each Participant.

5.8
Withdrawals Prior to Separation from Service.  No amounts may be withdrawn from a Participant’s Safe Harbor Matching Contribution Account, Employer Matching Contribution Account or Employer Nonelective Contribution Account while the Participant is still in the employ of the Employer, except as permitted by Section 5.4 and Appendix B.    However, a Participant may make certain withdrawals while still employed, as follows:

(a)
Age 59½ Withdrawals.  A Participant who is age 59½ and still in the employ of the Employer may withdraw, as of any Valuation Date, all or a portion of the Participant’s Employee Tax-Deferred Contribution Account or Employee Roth Contribution Account pursuant to such rules and procedures as the Committee may establish.

(b)
Hardship Withdrawals.  Contributions (but not earnings thereon) which have been allocated to a Participant’s Employee Tax-Deferred Contribution Account and Roth Contribution Account may be withdrawn by the Participant prior to separation from service only with the Committee’s approval if required to relieve financial hardship under rules uniformly applicable to all Participants.  For purposes of this provision, hardship shall mean (1) an immediate and heavy financial need of the Participant that (2) cannot be satisfied from other resources.  A hardship distribution cannot exceed the amount required to meet the immediate financial need created by the hardship.

An immediate and heavy financial need shall mean (1) expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); (2) costs directly related to the purchase of the Participant’s principal residence (excluding mortgage payments); (3) payment of tuition, related educational fees, and room and board expenses for up to the next twelve months of post-secondary education for the Participant, or the Participant’s Spouse, children, or dependents (as defined in Code section 152, without regard to Code section 152(b)(1), (b)(2) and (d)(1)(B)); (4) payments necessary to prevent the eviction of the Participant from the Participant ‘s principal residence or foreclosure on the mortgage on that residence; (5) payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code section 152, without regard to Code section 152(d)(1)(B)); (6) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or (7) any similar need pursuant to rules established uniformly for all Participants by the Committee.

A Participant will be deemed to lack other resources if the Participant has obtained all distributions (except hardship and loans) available from all plans of the Employer (including taking advantage of an election to receive cash dividends on Employer Stock allocated to the Participant’s ESOP accounts, if such an election is permitted under Section 5.7).

If the foregoing conditions are not satisfied, the Committee may reasonably rely on statements and representations made by the Participant with respect to his lack of other financial resources.

(c)
Rollovers and After-Tax Contributions.  A Participant may withdraw amounts from a Rollover Account or an after-tax contribution account (other than an Employee Roth Contribution Account) at any time by filing a request with the Committee pursuant to such rules and procedures as the Committee may adopt.

(d)	ESOP Dividends. Cash dividends paid on Employer Stock held in a Participant’s ESOP account may be withdrawn to the extent permitted under Section 5.7.

5.9
Loans to Participants.  Except as provided in Appendix B, the Trustee shall, if the Committee directs, make a loan to a Participant from the Participant’s Employee Tax-Deferred Contribution Account, Employee Roth Contribution Account and Rollover Account subject to such rules as the Committee may prescribe and subject to the following conditions:

(a)
A request for a loan by a Participant shall be made pursuant to rules established by the Committee.  In deciding whether to approve or deny a Participant’s loan application, the Committee or its designee shall take into account the terms and conditions of this Section, any other rules it may develop pursuant to this Section, any applicable legal requirements, and any other matter it deems relevant;

(b)
No loan shall be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of (1) 50 percent of the amount in the Participant’s Employee Tax-Deferred Contribution Account, Employee Roth Contribution Account and Rollover Account under the Plan or (2) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one year period ending on the day before the loan is made over the outstanding balance of loans to the Participant on the date the loan is made.  In determining whether the foregoing loan limits are satisfied, all loans from all plans of the Employer and of any Affiliated Company shall be aggregated;

(c)	The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the borrower, but such period in no event shall exceed five years;

(d)	All loans must be repaid under a substantially level amortization period with payments being made at least quarterly;

(e)
Each loan shall be made against collateral being the assignment of the borrower’s entire right, title and interest in and to the Trust Fund, supported by the borrower’s collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee and/or such other collateral as the Committee may require;

(f)
Each loan shall bear interest at a rate fixed and reviewed by the Committee from time to time.  The rate shall be commensurate with the rates charged by persons in the business of lending money for loans which would be made under similar circumstances.  Interest rates granted at different times and to Participants in differing circumstances may vary depending on such differences;

(g)
A loan shall be treated as a directed investment by the borrower with respect to the Participant’s accounts.  The interest paid on the loan shall be credited to the Participant’s accounts which shall not otherwise share in the Income of the Plan’s assets with respect to the amounts borrowed and not yet repaid;

(h)
If any loan made hereunder to a Participant is not repaid in accordance with its terms, the loan shall be in default.  The Committee shall deduct the total amount thereof, including interest thereon, from any distribution of Trust assets to which the Participant, Former Participant or Beneficiary may be entitled.  If the Participant’s account is not sufficient to pay the remaining balance of any such loan, he shall be liable for any balance still due, and shall continue to make payments to the Trustee.  No distribution shall be made to any Participant, Former Participant or Beneficiary unless and until all unpaid loans, including accrued interest thereon, have been liquidated or offset against the account.

5.10
Designation of Beneficiary.  A married Participant’s Beneficiary shall be the Participant’s Spouse who shall be entitled to the account balance remaining upon the Participant’s death.  Upon the written election of the Participant, with the Spouse’s written consent, a Participant may designate another Beneficiary.  This election and consent must either be notarized or be witnessed by a Plan representative and returned to the Committee.  If such election has been made or if the Participant is not married, the Participant may from time to time designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as Beneficiary to whom Plan benefits shall be paid if the Participant dies before receipt of all such benefits.  Each Beneficiary designation shall be on a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime.  Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee.  The revocation of a Beneficiary designation other than the Spouse, no matter how effected, shall not require the consent of any designated Beneficiary.

The following rules shall apply to beneficiary designations:

•
Unless the Participant has designated, in accordance with procedures prescribed by the Committee, a clear intent to continue the Participant’s ex-Spouse as a beneficiary notwithstanding a divorce, the designation of a Participant’s Spouse as the Participant’s Beneficiary shall be deemed revoked upon the divorce of the Participant and the Spouse, provided that the Committee receives acceptable evidence of divorce in accordance with procedures established by the Committee.

•
In order to receive benefits from the Plan, each person designated as a Beneficiary must be living at the time of the Participant’s death.  In the event that the order of the deaths of the Participant and any primary Beneficiary cannot be determined or have occurred within 120 hours of each other, the Participant shall be deemed to have survived.

•
In the event that the death of the Participant or any Beneficiary is the result of a criminal act involving any other Beneficiary, a person convicted of such criminal act shall not be entitled to receive any undistributed amounts from the Participant’s accounts.

•
If a Beneficiary has not reached the age of majority for ownership of investments under the law of the state of the Beneficiary’s domicile at the time any amounts are distributed to an inherited account for him or her from the Plan, such account shall be controlled by such person(s) demonstrated to the Committee to be authorized to act on behalf of the Beneficiary until such time as the Beneficiary reaches the age of majority and requests that the inherited account be transferred to him or her.

If any unmarried Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary predeceases the Participant or dies before complete distribution of the Participant’s benefits, the Committee, in its discretion, shall direct the Trustee to distribute such Participant’s benefits (or the balance thereof) to either:

(a)	The Participant’s surviving Spouse; or

(b)	The estate of the last to die of such Participant and Beneficiary or Beneficiaries.

5.11
QDROs.  Benefits shall be payable under this Plan to an alternate payee pursuant to the terms of any qualified domestic relations order.  Under this Plan, benefits may be immediately distributed to an alternate payee even if the Participant is not entitled to receive benefits.  If appropriate, the amounts subject to a QDRO may be segregated from the Participant’s accounts and placed in a separate account for the benefit of the alternate payee who shall thereupon be treated for Plan purposes as a Participant.  The Committee has the responsibility for determining if a domestic relations order is qualified and whether its payment terms are consistent with the terms of the Plan.

5.12
Separation from Service.  Subject to such rules established by the Committee, in the event of a Participant’s separation from service from the Employer or an Affiliated Company as a result of a corporate transaction (e.g., the sale of an Employer’s or Affiliated Company’s stock or assets), and assuming that in connection with such transaction a portion of the Plan is not spun-off to a plan sponsored by a successor employer that employs the Participant, a Participant may receive a distribution of his interest in the Plan subject to the other provisions of the Plan regarding distributions.

5.13
Military Service.  Effective for deaths occurring after December 31, 2006, in the case of a Participant who dies while performing qualified military service (as defined in Code section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the participant resumed and then separated from service on account of death.

ARTICLE VI
TRUST FUND

6.1
Exclusive Benefit of Participants.  All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund.  All assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants, Former Participants and Beneficiaries and shall be used to pay benefits to such persons, to pay principal and interest on an Acquisition Loan, or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.

6.2
Return of Erroneous Contributions.  Notwithstanding Section 6.1, upon the Committee’s request in the case of any contribution which was made by a mistake of fact or which is disallowed as a deduction under the Code, or which is made conditional on the initial qualification of the Plan under the Code, shall be returned to the Employer within one year after the payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.  All Employer contributions to this Plan are made contingent upon their deductibility under the Code.

6.3
Investment of Participant Accounts.   Effective January 1, 2019, all amounts allocated to a Participant’s accounts shall be subject to the investment direction of the Participant as provided in this Section. For this purpose, the Trustee shall establish investment funds as designated by the Committee, as set forth in Appendix C from time to time.  Notwithstanding the foregoing, effective January 1, 2019, in the event that more than 20% of the aggregate value of all of a Participant’s accounts is invested in the Gannett Stock Fund, such Participant may not transfer any new amounts to a Gannett Stock Fund or allocate new contributions to a Gannett Stock Fund until such value drops below 20%.  The Committee may adopt such rules and requirements it deems appropriate in implementing this investment limitation.

As to the ESOP, the Committee, in its discretion, may direct the Trustee to incur Acquisition Loans from time to time to acquire Employer Stock (“Financed Shares”) for the Trust or to repay a prior Acquisition Loan.  Any Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, shall not be payable on demand except in the event of default and may be secured by a collateral pledge of the Financed Shares so acquired. The interest rate for the Acquisition Loan and the price of the Financed Shares to be acquired with the Acquisition Loan proceeds should not be such that plan assets might be drained off.  No other Trust assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust assets (and any earnings thereon) or the Trustee other than any Financed Shares remaining subject to pledge.  If the lender is a party-in-interest under ERISA, the Acquisition Loan must provide for a transfer of Trust assets on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan.   Any pledge of Financed Shares must provide for the release of shares so pledged on a pro-rata basis as principal and interest on such Acquisition Loan are repaid by the Trustee and such shares are allocated to Participants’ Safe Harbor Matching Contribution Accounts, Employer Matching Contribution Accounts and Employer Nonelective Contribution Accounts under section 4.2(b).  Repayments of principal and interest on any Acquisition Loan shall be made by the Trustee, as directed by the Committee, only from Employer contributions paid to the Trust in cash to enable the Trustee to repay such Loan, from earnings attributable to such Employer contributions, and from any cash dividends received by the Trust on such Financed Shares.  Any such repayments during the Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year, less such payments in prior years, and such contributions and earnings much be accounted for separately until the Acquisition Loan is repaid.

6.4
Investment Elections.  Each Participant upon commencement of participation in the Plan shall elect how the Participant’s contributions are to be invested among the available investment choices.  Once made, a Participant’s elections shall remain in effect until a new election is made.  A Participant may change investment elections as to current and future Employee contributions as of any dates that may be specified by the Committee.  If for any reason a Participant fails to make an investment election or a previous election lapses, the contributions made by or on behalf of the Participant shall be invested in an age appropriate life cycle fund designated by the Committee for this purpose.  In addition, except as noted in the next paragraph, a Participant may change the investment of all or a portion of the accumulated amounts then in the Participant’s accounts.  Such a change may be made only as of any dates that may be specified by the Committee.

Prior to January 1, 2019, except as provided in Exhibit B, Employer matching contributions, transition contributions and sliding scale contributions described in Sections 3.4, 3.5 and 3.6 were initially invested in the Gannett Stock Fund (i.e., the portion of the Plan that is intended to qualify as an ESOP).  After such initial investment and pursuant to such rules and procedures established by the Committee, a Participant may elect to transfer all or any portion of his investment in the Gannett Stock Fund into any other investment fund available under the Plan.  Such election will be treated as a transfer of the amount from the ESOP portion to a non-ESOP portion of the Plan.  In addition, a Participant’s ability to diversify the amounts in the Gannett Stock Fund shall comply with the requirements of Code section 401(a)(35).

Commencing with the 2019 Plan Year, Employer contributions shall be credited to a Participant’s appropriate account and initially invested in the Plan’s investment option designated by the Participant.  Notwithstanding the foregoing, effective January 1, 2019, in the event that more than 20% of the aggregate value of all of a Participant’s accounts is invested in the Gannett Stock Fund, such Participant may not transfer any new amounts to a Gannett Stock Fund or allocate new contributions to a Gannett Stock Fund until such value drops below 20%.  The Committee may adopt such rules and requirements it deems appropriate in implementing this investment limitation.

6.5
Voting of Gannett Stock.  Each Participant whose account has allocated to it any shares of Employer Stock shall be entitled to instruct the Trustee how to vote, at each meeting of shareholders, the shares of Employer Stock held in such account, and to revoke any such instruction, to the extent permitted under the terms of such vote.  Such instruction or revocation thereof shall apply to the total number of shares of Employer Stock credited to the Participant’s account, as of the date designated by the Committee which the Committee, in its sole discretion, deems appropriate for reasons of administrative convenience.  All shares of Employer Stock for which no such instructions are timely received and all unallocated shares, including those in a suspense account, shall be voted by the Trustee in the same proportion as such shares for which the Trustee has received timely instructions.  The Committee shall use reasonable efforts to cause each Participant whose account has allocated to it any shares of Employer Stock to receive as soon as practicable all such notices and informational statements as are furnished to the shareholders generally in respect of the exercise of voting rights, together with forms by which the Participant may on a confidential basis instruct the Trustee, or revoke such instruction, with respect to the vote of shares of Employer Stock credited to the Participant’s account.

As soon as practicable after the commencement of a tender offer or exchange offer (“Offer”) for shares of Employer Stock, the Committee shall use reasonable efforts to cause each Participant whose account has allocated to it any shares of Employer Stock to receive all such notices and informational statements as are furnished to shareholders generally in respect of the Offer, including any such statements of management or the Board, together with forms by which the Participant may instruct the Trustee, or revoke such instruction with respect to the tender of shares of Employer Stock credited to the Participant’s account, to the extent permitted under the terms of any such Offer.  The Trustee shall follow the directions of each Participant provided in a timely manner.  As to any shares which may have been allocated to a Participant’s account after the date established by the Committee but prior to the deadline for instructing the Trustee, the Trustee shall follow the instructions of the Participant as to the shares previously allocated for which instructions were timely received.  As to any allocated shares for which the Trustee does not timely receive instructions, the Trustee shall consider itself to have no instructions and shall take no action.  As to all unallocated shares, including those in a suspense account, the Trustee shall respond to the Offer in the same proportion as such shares for which the Trustee has received timely instructions bears to the total of all shares allocated to Participants’ accounts.  The number of shares as to which a Participant may provide instructions shall be the total number of shares of Employer Stock credited to the Participant’s account, as of the date designated by the Committee which the Committee, in its sole discretion, deems appropriate for reasons of administrative convenience.  Any securities received by the Trustee as a result of a tender of shares hereunder shall be held, and any cash so received shall be invested in short-term investments, for the account of each Participant with respect to whom shares were tendered pending reinvestment of such assets in accordance with the terms of the Plan.

For the limited purpose of directing the Trustee with respect to the voting, tender or exchange of shares (both allocated and unallocated) of Employer Stock pursuant to this Section 6.5, each Participant (and Beneficiary) is hereby designated as a named fiduciary, within the meaning of section 403(a)(1) of ERISA.

6.6
Acquisition Loan and Release of ESOP Stock from Suspense Account.  As to the portion of this Plan intended to qualify as an ESOP, the Committee, in its discretion, may direct the Trustee to incur Acquisition Loans from time to time to acquire Employer Stock (“Financed Shares”) for the Trust or to repay a prior Acquisition Loan.  Any Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, shall not be payable on demand except in the event of default and may be secured by a collateral pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced).  No other Trust assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust assets (and any earnings thereon) or the Trustee other than any Financed Shares remaining subject to the pledge.  If the lender is a party-in-interest under ERISA, the Acquisition Loan must provide for a transfer of Trust assets on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan.  Any pledge of Financed Shares must provide for the release of shares so pledged on a pro-rata basis as principal and interest on such Acquisition Loan are repaid by the Trustee and allocated to Participants’ Safe Harbor Matching Contribution Account, Employer Matching Contribution Accounts and Employer Nonelective Contribution Accounts under Section 4.2(b).  The Employer’s obligation to make contributions under Section 4.2(b) shall be reduced by the fair market value of the Financed Shares as of the date they are released and allocated to Participants’ accounts.  Repayments of principal and interest on any Acquisition Loan shall be made by the Trustee, as directed by the Committee, only from Employer contributions paid to the Trust in cash to enable the Trustee to repay such Loan, from earnings attributable to such Employer contributions, and from any cash dividends received by the Trust on such Financed Shares as is permitted under Code section 404(k).

It is intended that the provisions of this Section 6.6 shall be applied and construed in a manner consistent with the requirements and provisions of Treasury Regulation § 54.4975-7(b)(8), and any successor regulation thereto.  Except as may otherwise be required by applicable law, no security acquired with the proceeds of an Acquisition Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the ESOP is still in effect.  These provisions shall be non-terminable.

ARTICLE VII
RETIREMENT PLAN COMMITTEE AND OTHER FIDUCIARIES

7.1
Appointment of Committee.  The Board shall appoint a Committee to administer the Plan.  The Committee shall consist of such number of members as the Board shall determine from time to time.  Any person, including an employee of the Employer, is eligible for appointment as a member of the Committee.  Such members shall serve at the pleasure of the Board.  Any member may resign by delivering a written resignation to the Board.  Vacancies in the Committee arising by resignation, death, removal or otherwise, shall be filled by the Board.

7.2
Named Fiduciary and Plan Administrator.  The Committee shall be the named fiduciary and plan administrator as these terms are used in ERISA.  The Committee shall appoint one of its members as secretary who shall also be the agent for the service of legal process.

7.3
Powers and Duties of Committee.  The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan, except such powers as are specifically reserved to the Board or some other person.  The Committee shall possess the power to add and delete Participating Affiliates and to appoint and remove Investment Managers.  The Committee’s powers include the power to make and publish such rules and regulations as it may deem necessary to carry out the provisions of the Plan.  The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan, including eligibility to participate in the Plan and eligibility for benefits under the Plan.  Any such determination by the Committee shall be conclusive and binding on all persons.

The Committee shall notify the Trustee of the liquidity and other requirements of the Plan from time to time.

7.4
Operation of Committee.  The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or without a meeting.  Any action taken without a meeting shall be reflected in a written instrument signed by a majority of the members of the Committee.  A member of the Committee who is also a Participant shall not vote on any question relating exclusively to the Participant.  Any such question shall be decided by the majority of the remaining members of the Committee.  The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of its member or members so designated.  The Trustee thereafter shall accept and rely upon any document executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.  The Committee may adopt such by-laws or regulations as it deems desirable for the conduct of its affairs.

The Committee shall keep a record of all its proceedings and acts and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan.

7.5
Power to Appoint Advisors.  The Committee may appoint such actuaries, accountants, attorneys, other specialists and such other persons as it deems necessary or desirable in connection with the administration of this Plan.  Such persons may, but need not, be performing services for the Employer.  The Committee shall be entitled to rely upon any opinions or reports which shall be furnished to it by any such actuary, accountant, attorney or other specialist.

7.6
Expenses of Committee.  The members of the Committee shall serve without compensation for services as such.  All reasonable expenses of the Committee in administering the Plan shall be paid by the Employer and/or the Trustee, in the discretion of the Committee, including, but not limited to, fees of actuaries, accountants, attorneys, record keepers, investment managers and other appropriate expenses.  Reasonable Plan expenses may by paid with Plan assets in such manner as determined by the Committee, in its sole discretion, including, without limitation, from Plan Forfeitures, as expenses of a particular investment option, as direct charges to Participant accounts, and/or such other manner the Committee deems appropriate.

7.7
Duties of Fiduciaries.  All fiduciaries under the Plan and Trust shall act solely in the interests of the Participants and their Beneficiaries and in accordance with the terms and provisions of the Plan and Trust insofar as such documents are consistent with ERISA, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.  Any person may serve in more than one fiduciary capacity with respect to the Plan and Trust.

7.8
Liability of Members.  No member of the Committee shall incur any liability for any action or failure to act, excepting only liability for that person’s own breach of fiduciary duty.  To the extent not covered by insurance, the Employer shall indemnify each member of the Committee and any employee acting on their behalf against any and all claims, loss, damages, expense, and liability arising from any action or failure to act.

7.9
Allocation of Responsibility.  The Board, Committee, Investment Manager and Trustee possess certain specified powers, duties, responsibilities and obligations under the Plan and Trust.  It is intended under this Plan and Trust that each be responsible solely for the proper exercise of its own functions and that each shall not be responsible for any act or failure to act of another, unless otherwise responsible for a breach of its own fiduciary duty.  The Board shall generally be responsible for appointing the Committee and for removal of its members, and for amending and terminating the Plan.  The Committee is responsible for administering the Plan, for amending the Trust, and for appointing and removing Investment Managers, Trustees and successor Trustees as described herein.

The Trustee or the Investment Manager, as the case may be, is responsible for the management and control of the Trust Fund assets which may be under its control as specifically provided in the trust agreement or investment manager agreement.  The Board and Committee may designate persons, including committees, other than named fiduciaries to carry out fiduciary responsibilities (other than trustee responsibilities as defined in section 405(c)(3) of ERISA) under the Plan.

7.10	Claims Review Procedure.

(a)
Any Participant or Beneficiary (or an authorized representative acting on behalf of a Participant or Beneficiary) (a “claimant”) may assert a claim for benefits under the Plan or a claim with respect to any issue that may affect the Participant’s or Beneficiary’s benefit even though benefits are not currently payable by following the procedures set forth in this Section 7.11 (the “Claims Review Procedures”).  The Committee shall delegate to one or more individuals the responsibility for the initial review of claims filed under these Claims Review Procedures (the “Designated Reviewer”).  Any such claim shall be submitted to the Designated Reviewer in writing.  The Designated Reviewer will generally notify the claimant of its decision within 90 days after it receives the claim.  However, if the Designated Reviewer determines that special circumstances require an extension of time to decide the claim, it may obtain an additional 90 days to decide the claim.  Before obtaining this extension, the Designated Reviewer will notify the claimant, in writing and before the end of the initial 90-day period, of the special circumstances requiring the extension and the date by which the Designated Reviewer expects to render a decision.

(b)
If the claimant’s claim is denied in whole or in part, the Designated Reviewer will provide the claimant, within the period described above, with a written or electronic notice which explains the reason or reasons for the decision, includes specific references to Plan provisions upon which the decision is based, provides a description of any additional material or information which might be helpful to decide the claim (including an explanation of why that information may be necessary), and describes the appeals procedures and applicable filing deadlines, including a statement that the claimant may bring a civil action under Section 502 of ERISA if the appeal is denied, subject to Sections 7.11(e), (f) and (g).

(c)
If a claimant disagrees with the decision reached by the Designated Reviewer, the claimant may submit a written appeal to the Committee, which shall serve as the “Appeals Reviewer” with respect to a claim that is appealed, requesting a review of the decision.  The claimant’s written appeal to the Appeals Reviewer must be submitted within 60 days of receiving the initial adverse decision by the Designated Reviewer.  The claimant’s written appeal should clearly state the reason or reasons why the claimant disagrees with the Designated Reviewer’s decision.  The claimant may submit written comments, documents, records and other information relating to the claim even if such information was not submitted in connection with the initial claim for benefits.  Additionally, the claimant, upon request and free of charge, may have reasonable access and copies of all documents, records and other information relevant to the claim.

(d)
The Committee will generally notify the claimant of its decision within 60 days after it receives the appeal.  However, if the Committee determines that special circumstances require an extension of time to decide the claim, it may obtain an additional 60 days to decide the claim.  Before obtaining this extension, the Committee will notify the claimant, in writing and before the end of the initial 60-day period, of the special circumstances requiring the extension and the date by which the Committee expects to render a decision.  The Committee will provide the claimant with an electronic or written notice of its decision.  In the case of an adverse decision, the decision will explain the reason or reasons for the decision, include specific references to Plan provisions upon which the decision is based, and indicate that the claimant is entitled to, upon request and free of charge, reasonable access to and copies of documents, records, and other information relevant to the claim.  The notice will also include a statement that the claimant may bring a civil action under Section 502 of ERISA if the appeal is denied, subject to Sections 7.11(e), (f) and (g).

(e)
A claimant may not commence a lawsuit or legal action against any person, including the Plan, a Plan fiduciary, the Committee, the Company, the Trustee, or any other person or committee, without first exhausting the claims procedures set forth in the preceding paragraph.  A failure to comply with the claims procedures shall preclude the claimant from bringing a lawsuit or legal action.

(f)
A claimant may not commence a lawsuit or legal action against any person, including the Plan, a Plan fiduciary, the Committee, the Company, the Trustee, or any other person or committee later than the earliest of:

(1)	the first anniversary of the date of the notice of the Committee’s final decision on appeal,

(2)
the second anniversary of the date that the alleged mistake, act or omission giving rise to the claim occurred or, if later, the date that the claimant knew or had reasonable notice of such alleged mistake, act or omission (this refers to the date of the alleged mistake, act or omission not the date the claimant files a claim or appeal or the date the Committee renders a decision); or

(3)
the date by which the lawsuit or legal action would have to be brought under ERISA (absent (1) and (2) above); provided that in such instances where ERISA borrows from an analogous state law limitation period such limitation period may not exceed two years.

(g)
A claimant that seeks to commence a lawsuit or legal action against any person, including the Plan, a Plan fiduciary, the Committee, the Company, the Trustee, or any other person or committee, in connection with the Plan must do so in the United States District Court with jurisdiction over the area in which the Company’s corporate headquarters is located, which as of the date of this restatement is the United States District Court for the Eastern District of Virginia.  Such United States District Court is the sole forum for a claimant bringing a lawsuit.

(h)	In the event that applicable law prohibits a specific limitation or requirement under this Section 7.11, that specific limitation or requirement shall not apply, but only to the extent so prohibited.

ARTICLE VIII
AMENDMENTS

The Board, or a committee of the Board acting on its behalf, reserves the right to make from time to time any amendment to this Plan which does not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants or their Beneficiaries, provided however, that the Board may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with applicable laws.  Any amendment which changes the rights, duties, or liabilities of the Trustee shall not become effective as to the Trustee unless and until consented to by the Trustee.  The Board delegates the following amendment and related powers to the Committee:

(a)	The Committee is authorized to amend the Plan by adding or eliminating Participating Affiliates (or divisions or units of an Participating Affiliate) to or from the Plan;

(b)	The Committee is authorized to amend the appendices to the Plan that set forth the benefit provisions applicable to such Participating Affiliates (or division or units of a Participating Affiliate);

(c)
The Committee is authorized to merge another qualified retirement plan into the Plan, transfer a portion of the assets of the Plan to another qualified retirement plan and amend the appendices to the Plan to reflect such transactions; and

(d)
The Committee is authorized to adopt any amendment that it deems necessary or appropriate to qualify or maintain the Plan and the Trust Fund as a plan and trust meeting the requirements of sections 401(a) and 501(a) of the Code or any other applicable provisions and the regulations issued thereunder, and to revise the Plan to respond to legislative or regulatory changes applicable to the Plan.

Notwithstanding the foregoing, the Company’s Chief Executive Office, Chief People Officer and Chief Financial Officer are hereby authorized to adopt any amendment or restatement which they deem necessary or appropriate; provided that such authority may only be exercised with the unanimous agreement of such individuals, such amendment or restatement is not expected to increase the cost of the Plan in excess of $1,000,000 per year and such amendment or restatement does not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants or their Beneficiaries.

ARTICLE IX
SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS

9.1
Successor Employer.  In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor, and, in that event, such successor shall be substituted for the Employer under the Plan.  The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

9.2
Plan Assets.  In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets or liabilities of the Trust Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

(a)
each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

(b)
resolutions of the Boards of Directors of the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants’ inclusion in the new employer’s plan; and

(c)	such other plan and trust are qualified under sections 401(a) and 501(a) of the Code.

ARTICLE X
PLAN TERMINATION

10.1
Right to Terminate.  In accordance with the procedures set forth in this Article, and consistent with the provisions of ERISA, the Board may terminate the Plan at any time.  In the event of the dissolution, merger, consolidation or reorganization of the Employer, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Employer in accordance with Section 9.1.

10.2
Partial Termination.  Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the accounts of all affected Participants shall become fully vested.  The Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Participants or Former Participants with respect to which the Plan is being terminated the proportionate interest of such persons in the Trust Fund.  The funds so allocated and segregated shall be used by the Trustee to pay benefits in accordance with Section l0.3.

10.3
Liquidation of Trust Fund.  Upon termination of the Plan, by written notice or in actual operation, the accounts of all Participants affected thereby shall be fully vested, and the Committee shall direct the Trustee to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants and Beneficiaries in proportion to their respective account balances and in accordance with the modes of distribution provided in Article V.

If, when the Plan is terminated, there are still unallocated Financed Shares in the ESOP and an unpaid portion of an Acquisition Loan, the Committee shall direct the Trustee to repay such Loan either by selling the unallocated shares to the Employer or by selling the shares on the open market and using the cash generated thereby.  To the extent that unallocated shares remain in the Trust after the Loan has been fully paid, said shares shall be allocated among the Participants’ accounts in accordance with Section 4.2(a).  It is not intended that shares be released from the suspense account in accordance with Section 4.2(b) once the Plan is terminated.

10.4
Manner of Distribution.  To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities, or other assets in kind, as the Committee pursuant to the provisions of Section 5.4 may determine.  In the case of the ESOP, Participants shall decide whether to receive any such distribution in shares of Gannett Stock.  All non-cash distributions shall be valued at fair market value.

ARTICLE XI
TOP-HEAVY PROVISIONS

11.1
Rules to Apply if Plan Top-Heavy.  Notwithstanding any other relevant provision of this Plan to the contrary, the following rules will apply for any Plan Year that the Plan becomes “top-heavy” (as defined in Section 11.2):

(a)	Vesting. Vesting shall continue at the rate of 25 percent after one Year of Service, 50 percent after two Years of Service and 100 percent after three Years of Service.

(b)
Minimum Contributions.  For each top-heavy Plan Year the minimum contribution allocated in the aggregate to the Employee Tax-Deferred Contribution Account, the Safe Harbor Matching Contribution Account, the Employer Matching Contribution Account and the Employer Nonelective Contribution Account of each non-key employee (as defined in Code section 416(i)(2)) shall be equal to or greater than the lesser of the following amounts:

(i)	three percent of such non-key employee’s compensation; or

(ii)	the highest percentage of compensation allocation made by or on behalf of any key employee (as defined in Code section 416(i)(1)).

Such allocation shall be made without regard to the number of Hours of Service or the compensation level of the non-key employee for the top-heavy Plan Year.  Employer safe harbor matching contributions, matching contributions, transition contributions and sliding scale contributions under Sections 3.3, 3.4, 3.5 and 3.6 shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan.  The preceding sentence shall apply with respect to Employer contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

(c)
Maximum Compensation.  The maximum annual compensation of each Employee that may be taken into account under the Plan shall not exceed $200,000 (or such larger amount based on cost of living adjustments as may be permitted under the Code).  For purposes of this Section, “compensation” shall include amounts described in section 132(f)(4) of the Code.

11.2
Top-Heavy Definition.  For purposes of this Section, the Plan will be considered “top-heavy” if on any given determination date (the last day of the preceding Plan Year or, in the case of the Plan’s first year, the last day of such Year) the sum of the account balances (including Employer Contribution Accounts, Employee Contribution Accounts and Rollover Accounts from related plans) for key employees is more than 60 percent of the sum of the account balances of all employees, excluding former key employees.  The amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under section 416(g)(2) of the Code during the one-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than a severance from employment, death, or disability, this provision shall be applied by substituting a “five-year period” for “one-year period.”  The account of any individual who has not performed services for the Employer during the one-year period ending on the determination date shall not be taken into account.  The method of determining the top-heavy ratio shall be made in accordance with Code section 416.

In making the top-heavy calculation, (a) all the Employer’s plans in which a key employee participates shall be aggregated with all other Employer plans which enable a plan in which a key employee participates to satisfy the Code’s non-discrimination requirements; and (b) all Employer plans not included in subparagraph (a), above, may be aggregated with the Employer’s plans included in subparagraph (a), above, if all of the aggregated plans would be comparable and satisfy the Code’s non-discrimination requirements.

11.3
Key Employee Definition.  Key Employee means any Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code), a five-percent owner of the Employer, or a one-percent owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code.  The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.  For purposes of this Section, “compensation” shall include amounts described in section 132(f)(4) of the Code.

11.4
Relationship of the Normal and the Top- Heavy Vesting Schedules.  If the Plan’s top-heavy status changes and this change alters the Plan’s normal vesting schedule, no Participant’s vested accrued benefit immediately prior to such change in status shall be diminished on account of the change in the vesting schedule.  In addition, the vesting for each Participant in the Plan at the time of the change in status shall be determined under whichever schedule provides the greatest vested benefit at any particular point in time.

11.5
Participation in Other Plans.  A non-key employee who participates in both this Plan and another top-heavy plan maintained by the Employer shall not be entitled to receive minimum benefits and/or minimum contributions under all such plans.  If the other plan is a defined contribution plan, the minimum contribution required shall be satisfied if the total contributions to both plans satisfy the minimum contribution requirement.  If the other plan is a defined benefit plan, the minimum shall be satisfied in the defined benefit plan by accruing a minimum benefit of two percent of compensation for each Year of Service during which the Plan is top-heavy up to a maximum of ten Years of Service.

ARTICLE XII
MISCELLANEOUS

12.1
Nonguarantee of Employment.  Nothing contained in this Plan shall be construed as a promise or contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation on the right of the Employer to discharge any of its Employees, with or without cause.

12.2
Right to Trust Assets.  No Participant, Former Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant, Former Participant or Beneficiary out of the assets of the Trust Fund.  All payments of benefits provided for in this Plan shall be made solely out of the assets of the Trust Fund.

12.3
Nonalienation of Benefits.  Except for loans as provided in Section 5.9, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which arises from the Participant’s bankruptcy, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void.  The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.  Nothing in this Section shall preclude payment of Plan benefits pursuant to a qualified domestic relations order as defined in Code section 414(p).

12.4
Discontinuance of Employer Contributions.  In the event of the permanent discontinuance of contributions to the Plan by the Employer, the accounts of all Participants shall, as of the date of such discontinuance, become fully vested and nonforfeitable.

12.5
Coordination with Social Security Benefits.  Any benefits which are being received by any Participant, Former Participant, or Beneficiary under this Plan and the nonforfeitable benefits of a Participant or Former Participant who is separated from the service of the Employer, shall not be decreased by reason of any post-separation increase in its benefit levels or the wage base under Title II of the Social Security Act effective after the later of September 2, 1974, or the date of first receipt of any benefit provided by this Plan.  Solely in the case of any Participant who separates from the service of the Employer and subsequently returns to employment and participation in this Plan, the Participant’s nonforfeitable benefit shall not be decreased by reason of any post-separation increase in Social Security benefit levels or wage base effective after September 2, 1974, and during separation from service which would decrease the benefits to which the Participant could have been entitled had the Participant not returned to service after his separation.

12.6	Governing Law. To the extent not preempted by federal law, this Plan shall be interpreted and enforced in accordance with the laws of the Commonwealth of Virginia.

12.7
Hurricane/Storm Relief.  Consistent with and to the extent permitted by IRS Announcement 2016-30, IRS Announcement 2016-39, IRS Announcement 2017-11, IRS Announcement 2017-13 and Announcement 2017-15, the Plan hereby incorporates by reference the relief provisions provided by such Announcements for victims of the August 2016 Louisiana Storms, Hurricanes Matthew, Harvey, Irma and Maria, and the 2017 California wildfires who qualify for the relief provided by such Announcements (“Qualifying Participant”).  For example, to the extent permitted by such Announcements, hardship distributions may be made to Qualifying Participants for a need arising from such events. The Committee may rely upon representations from the Participant as to the need for, and amount of, a hardship distribution, unless the Committee has actual knowledge to the contrary, and the distribution is treated as a hardship distribution for all purposes under the Code and regulations.  The amount available for hardship distribution is limited to the maximum amount that would be permitted to be available for a hardship distribution under the Plan, the Code and regulations. However, the relief provided by this provision applies to any hardship of the employee, not just the types enumerated in the regulations, and no post-distribution contribution restrictions are required.

IN WITNESS WHEREOF, Gannett Co., Inc. has caused its duly authorized officer to execute this Plan document on its behalf this      day of _____________ 2018.

GANNETT CO., INC.

By:
Its:

APPENDIX A

Participating Affiliates as of January 1, 2019

[Please confirm this Appendix is accurate and up to date.]

Employees of the following business units of an Affiliated Company are eligible to participate in this Plan as of the date that the Committee resolved to include the unit as a Participating Affiliate and shall cease to be eligible as of the date the Committee resolved to exclude the unit as a Participating Affiliate or the date the business unit ceases to be part of an Affiliated Company.  As of January 1, 2019, the following business units may participate in this Plan:

Action Advertising
Alamogordo
Alexandria
Appleton
Appleton Winnebago
Asbury Park
Asbury Park SU
Asheville
Atlanta Offset
Battle Creek
Bay Pub Door County
Bay Pub Oconto
Binghamton
Boston Offset
Brevard
Bridgewater
Burlington
Carlsbad
CCCC
Chambersburg
Cherry Hill
Cincinnati
Clarksville
CMS CSC Greenville
CMS CSC Louisville
CMS CSC Phoenix
CMS East
CMS Midwest
CMS OCC
CMS Other Services
CMS South
CMS West
Des Moines
Des Moines Belle Plaine

Des Moines SU
Detroit Free Press
Digital Division
Digital Employment Sales
East Brunswick
El Paso
Evansville Courier Company
Farmington
Fond du Lac
Fort Collins
Fort Myers
Gannett Corporate Payroll
Gannett Supply
GIADC Des Moines
GIADC Indianapolis
GMTI
GPS Admin
GPS Cherry Hill
GPS Cincinnati
GPS East
GPS Executives
GPS Lansing
GPS Midwest
GPS Newark
GPS South
GPS Upper Midwest
GPS West
Grateful Ventures
Great Falls
Green Bay
Greenville
Guam
Guam Pacific Media
Hanover Evening Sun
Hattiesburg
Indianapolis
Iowa City
Jackson MS
Jackson TN
Journal Media Group
Journal Sentinel, Inc.
The Kitsap Sun (Division of Scripps Newspapers, Inc.)
Knoxville News-Sentinel (Division of Scripps Newspapers, Inc.)
Lafayette IN
Lafayette LA
Lansing

Lansing Comm Nwsp
Las Cruces
Lebanon
Livingston
Louisville
Louisville SU
Manitowoc
Marshfield
Memphis Publishing Company
Michigan.com
Monroe
Montgomery
Morristown
Mountain Home
Muncie
Murfreesboro
Nashville
National Sales Corporate Sales
National Sales Domestic Publishing
National Sales USA TODAY
Newark
NSSC
O & E
Opelousas
Oshkosh
Palm Springs
Pensacola
Phoenix
Phoenix Design Studio
Port Huron
Poughkeepsie
ReachLocal
Reno
Richmond
Rochester
Ruidoso
Saint Cloud
Saint George
Salem
Salinas
Salisbury
Scripps Newspapers, Inc.
Sheboygan
Shreveport
Sioux Falls
Springfield MO

Springfield Offset
Staunton
Stevens Point
Tallahassee
Tucson Newspapers
USA TODAY
Vineland
Visalia
Wausau
Westchester
WordStream, Inc.
Wilmington
Wisconsin Rapids
York

APPENDIX B

Protected Benefits and Plan Provisions
Applicable Only to Certain Participants

[Please confirm this Appendix is accurate and up to date.]

The following provisions shall apply to certain Participants under this Plan who have account balances which were transferred to this Plan from a plan of an Affiliated Company or who will be subject to provisions different from the provisions in the main body of the Plan.  The rules for Participants whose employment is subject to a collective bargaining agreement are set forth in the terms the collective bargaining agreement rather than this Appendix or the Plan.  Some of the provisions set forth below apply to business units that no longer participate in the Plan and are set forth to memorialize the rules that applied when the business unit did participate in the Plan.

Central Newspapers, Inc. Savings Plus Plan

The following special rules shall apply to a Participant who is employed by a business unit whose employees participated in the Central Newspapers, Inc. Savings Plus Plan (the “CNI Savings Plan”) immediately before the merger of such plan into the Plan:

•	A Participant shall have the following rights with respect to matching contributions accrued under the CNI Savings Plan as of November 30, 2001 (including earnings thereon):

o
A Participant shall be permitted to receive an in-service distribution of such matching contributions (including earnings thereon) after the Participant attains age 59 ½ and completes five years of continuous service.

o	Such matching contributions (including earnings thereon) shall not be subject to the ESOP provisions of this Plan.

•
In lieu of the vesting schedule described in Section 5.3, a Participant who was employed on November 30, 2001 by a business unit whose employees participated in the Central Savings Plan shall be 100% vested in his/her matching contributions.  However, the vesting scheduled described in Section 5.3 shall apply to any Participant who is hired on or after December 1, 2001 by a business unit whose employees previously participated in the CNI Savings Plan.

Citizen Publishing Company

All accounts which were transferred to this Plan from the Citizen Publishing Company Profit Sharing Plan shall be 100% vested at all times.

Courier-Journal and Louisville Times Thrift Investment Plan

In the event that a Participant was employed by Courier-Journal and Louisville Times Company prior to January 1, 1998, such Participant’s matching contribution account which was transferred to this Plan, as well as his/her Employer Matching Contribution Account under this Plan, shall be 100% vested after two Years of Service.

A Participant who has an account balance transferred to this Plan shall be permitted to take an in-service withdrawal from the portion of his/her Courier-Journal account which was transferred to the Courier-Journal Plan from the Courier-Journal and Louisville Times, Standard Gravure, WHAS Thrift Investment Plan (“Prior Plan”).  Any such withdrawal must be for at least $200 and may not be made any more frequently than once every six months.

In addition, a Participant may withdraw any portion of his/her matching contribution account which was transferred from the Courier-Journal Plan provided the following requirements are met:

•	Any such withdrawal must be for at least $200.

•	The Participant must be 100% vested in his/her matching contribution account.

•	The Participant has first withdrawn the maximum amount permitted from his/her Rollover Account, his/her after-tax contribution account and his/her Prior Plan account.

•
The Participant’s tax-deferred contributions under this Plan shall be discontinued (unless the withdrawal is due to financial hardship, as defined in Section 5.8 of the Plan, or the withdrawal occurs after he/she attains age 59½).

•	The Participant may resume making tax-deferred contributions on the first pay period beginning on or after the 6-month anniversary of the date of the withdrawal.

Credit & Collections Center

Prior to January 1, 2016, eligible Employees in this business unit will receive a matching contribution equal to 50% on the first 6% of the Employee’s Compensation that he or she elects to contribute to the Plan.  On and after January 1, 2016, the matching contribution shall be the same as other eligible Participants.

The Detroit News, Inc. (now known as the Detroit Free Press, Inc.)

Effective December 1, 1996, employees of The Detroit News, Inc. who are represented by the Newspaper Guild of Detroit, Local #22 will be eligible to participate in the Plan.  However, these employees will not be eligible to receive a matching contribution.

In connection with that certain Asset Exchange Agreement between the Detroit Free Press, Incorporated, the Detroit News, Inc. and Gannett Co., Inc., dated August 3, 2005 (the “Asset Exchange Agreement”) and that certain Stock Purchase Agreement among Knight-Ridder, Inc., Detroit Free Press, Incorporated and MediaNews Group, Inc., dated August 3, 2005:

•
For a specified period of time after closing, each Detroit Free Press, Incorporated employee who accepts an employment offer with the Detroit News, Inc. in connection with the Asset Exchange Agreement shall be permitted to elect to directly roll over to the Plan such employee’s entire account balance in the Knight Ridder 401k Plan (including any loans), and such employee’s service with the Detroit Free Press, Incorporated shall count for purposes of satisfying the vesting requirements under this Plan.

•
Each Detroit News, Inc. employee who accepts an employment offer with the Detroit Free Press, Incorporated in connection with the Asset Exchange Agreement shall be fully vested in his/her account balances and, for a specified period of time after closing, shall be permitted to elect to directly roll over to the MediaNews Group, Inc. 401(k) Plan such employee’s entire account balance in the Plan (including any loans).

Effective August 17, 2005, the Detroit News, Inc. was renamed the Detroit Free Press, Inc.

The Detroit Media Partnership

Neither the contributions of The Detroit Media Partnership nor of its employees shall be invested in the Gannett Stock Fund.  Employer Matching Contributions on behalf of such employees shall be invested in the other investment funds in accordance with elections made by such Detroit Participants in accordance with Section 6.4.

Digital Employment Sales

Prior to January 1, 2016, eligible Employees in this business unit will receive a matching contribution equal to 50% on the first 6% of the Employee’s Compensation that he or she elects to contribute to the Plan.  On and after January 1, 2016, the matching contribution shall be the same as other eligible Participants.

Free Press Profit Sharing Plan

All accounts which were transferred to this Plan from the Free Press Profit Sharing Plan shall be 100% vested at all times.

Gannett Employee Savings Plan

All accounts which were transferred to this Plan from the Gannett Employee Savings Plan shall be 100% vested at all times.

If a Participant had an employee voluntary after-tax account under the Gannett Employee Savings Plan that was transferred to this Plan, such account shall be maintained under this Plan and shall have Income allocations made to it as appropriate.

Green Bay Press-Gazette Employee Profit Sharing Plan

All accounts which were transferred to this Plan from the Green Bay Press-Gazette Employee Profit Sharing Plan (the “Green Bay Plan”) shall be 100% vested at all times.

Hometown Communications Network

An individual who was making 401(k) contributions to a 401(k) plan maintained by Hometown Communications Network, Inc. or its affiliates (collectively referred to as the “HCN Plans”) immediately before becoming an eligible Participant in this Plan as of the closing date of that certain Asset Purchase Agreement by and among Hometown Communications Network, Inc. and Gannett Satellite Information Network, Inc. dated October 22, 2004, (the “Closing Date”), shall be deemed to have made an election to make 401(k) contributions to this Plan in an amount equal to the amount that the individual was contributing to the HCN Plans.  The Participant may revoke or change such “deemed election” at any time.  The contributions shall be invested in the Fixed Income Fund until such time as the Participant elects a different investment alternative or the Committee directs otherwise.  For a specified period of time after the Closing Date, Participants who elect to directly roll over their account balances in the HCN Plans to the Plan may rollover their Participant loans as well.

InfiNet Company 401(k) Savings Plan

A Participant who has an account balance including assets which were transferred to this Plan from the InfiNet Company 401(k) Savings Plan (the “InfiNet Plan”) shall have the following special protected rights with respect to that portion of his/her account balance which was transferred from the InfiNet Plan:

•	After reaching age 59½, a Participant may withdraw all or part of his/her vested matching contribution account balance that was transferred from the InfiNet Plan.

•	For purposes of calculating vesting services, Participants who formerly participated in the InfiNet Plan shall be credited with such service that they received credit for under the InfiNet Plan.

Journal Media Group

Subject to the terms of the Plan, employees hired by a business unit of Journal Media Group, Inc. or its Participating Affiliates (collectively, “Journal Media Group”) on or after January 1, 2017 are eligible to participate in the Plan.

Effective March 3, 2017, the Journal Media Group 401(k) Plan (“JMG Plan”) is merged into the Plan.  As of that date, employees of Journal Media Group who were hired before January 1, 2017 are eligible to participate in the Plan, subject to the terms of the Plan and the special provisions below, if applicable.

An employee of Journal Media Group who was making tax-deferred contributions or Roth contributions to the JMG Plan immediately before becoming eligible to participate in this Plan shall be deemed to have made an election to make tax-deferred contributions and Roth contributions to this Plan in an amount equal to the amount that the employee was contributing to the JMG Plan.  Such employee may revoke or change such “deemed election” at any time.  The contributions shall be invested in such manner communicated to the employee.

If an employee of Journal Media Group was making after-tax contributions to the JMG Plan immediately before becoming eligible to participate in this Plan, such contributions will cease effective March 3, 2017.

The following special provisions apply to individuals employed by the Journal Media Group (or formerly employed by Journal Media Group with an account balance transferred from the JMG Plan to the Plan):

•	Accounts which were transferred from the JMG Plan are and will remain 100% vested.

•	All service with Journal Media Group prior to its acquisition by the Employer will count as Years of Service for purposes of eligibility and vesting under the Plan.

•
Prior to age 59 ½, Journal Media Group employees may make a withdrawal from the following accounts which were transferred from the JMG Plan to the Plan, but may not make more than one withdrawal every two years:

o	Regular Savings Contributions Account
o	Rollover Account
o	Employer Contributions Account, but only amounts which have been allocated for at least two years
o	JCI Employer Contribution Account, but only amounts which have been allocated for at least two years
o	JERA Account, but only amounts which have been allocated for at least two years
o	Scripps Regular Savings Contributions Account
o	Scripps Employer Contributions Account, but only amounts which have been allocated for at least two years

•	At and after age 59 ½, Journal Media Group employees may make a withdrawal from all accounts which were transferred to the Plan, except:

o	Transition Contribution Account
o	Scripps Newspaper Rollover Account

•
The following special provision shall apply to Journal Media Group employees who have accounts which were merged into the JMG Plan, and subsequently merged into the Plan, from the Scripps Retirement & Investment Plan (the "Scripps Plan"):

o	A Journal Media Group employee may withdraw amounts attributable to the Scripps Safe Harbor Matching Contribution Account on account of hardship (as described in Section 5.8(b) of the Plan).

Notwithstanding the foregoing, employees whose employment is subject to a collective bargaining agreement shall participate in the Plan only to the extent provided for under the applicable collective bargaining agreement and the terms of the applicable collective bargaining agreement shall govern their participation.

Mary Morgan, Inc. Retirement Savings Plan and Trust

For Participants who have an account balance including assets which were transferred to this Plan from the Mary Morgan, Inc. Retirement Savings Plan and Trust (the “Mary Morgan Plan”), the Normal Retirement Age shall be.  The vesting schedule for the Mary Morgan Plan (i.e., seven year graded vesting with 20% vested after three years of service and continuing in 20% increments until fully-vested after seven years of service) shall continue to apply to individuals who separated from service before December 31, 2000 and do not become active Participants in this Plan.

MediaNews Group Retirement/Savings Plan

A Participant who has an account balance including assets which were transferred to this Plan from the MediaNews Group Retirement/Savings Plan (the “MediaNews Plan”) may, after reaching age 59½, withdraw all or part of his/her vested matching contribution and discretionary profit sharing contribution account balance that was transferred from the MediaNews Plan.

Metromix LLC

The following provisions apply to former employees of Metromix LLC who are employed by the Employer:

•	That portion of a Participant’s account balance which was transferred from the Metromix LLC 401(k) Retirement Plan is 100% vested at all times.

•
With respect to that portion of a Participant’s account which was transferred from the Metromix LLC 401(k) Retirement Plan, there is an early retirement date of age 55. A Participant’s account is 100% vested upon the Participant’s early retirement date.

•
A Participant may take in-service withdrawals from the rollover portion of that portion of his or her account which was transferred from the Metromix LLC 401(k) Retirement Plan.  Only two such withdrawals may be made in a one-year period.

Multimedia, Inc. Salary Deferral Thrift Plan

Any Participant who has an account balance which was transferred to this Plan from the Multimedia, Inc. Salary Deferral Thrift Plan (the “Multimedia Plan”) shall have the early retirement provisions of the Multimedia Plan apply to the portion that was so transferred.  Therefore, any such Participant may retire at age 55 with ten Years of Service and be 100% vested in the transferred account balance.

Any Participant with a transferred account balance may take an in-service withdrawal from that portion of the transferred account known as the “Employee Savings Account”, which consists of the balance in his/her “Member Savings Account” under the plan in effect on July 1, 1984.

A Participant, inactive Participant and surviving Spouse of either may defer payment of benefits until the date the Participant or inactive Participant reaches age 70½ or in the case of a surviving Spouse, the date the deceased Participant would have reached age 70½.

National Shared Services Center

Prior to January 1, 2016, eligible Employees in this business unit will receive a matching contribution equal to 50% on the first 6% of the Employee’s Compensation that he or she elects to contribute to the Plan.  On and after January 1, 2016, the matching contribution shall be the same as other eligible Participants.

North Jersey Media Group, Inc. Retirement Savings Plan

Notwithstanding any provision in the Plan to the contrary, each employee who accepts an employment offer with Gannett Co., Inc. or its affiliates in connection with that certain Asset Purchase Agreement with North Jersey Media Group Inc. dated July 6, 2016, and becomes an eligible participant in the Plan shall be permitted to elect to directly roll over to the Plan such employee’s entire account balance in the North Jersey Media Group Inc. Retirement Savings Plan, including any plan loans; provided that the employee makes such rollover election within 45 days of the closing date of the Asset Purchase Agreement.  Such rollover, including the rollover of any plan loans, shall be made in accordance with the Internal Revenue Code, ERISA and all applicable laws.

Observer & Eccentric Newspaper employees represented by the Newspaper Guild of
Detroit Local 22 and the Detroit Newspaper P&G Comm. Union, Local 13N

Effective as of the date that the Observer & Eccentric 401(k) Plan for Employees Represented by the Newspaper Guild of Detroit Local 22 and the Observer & Eccentric 401(k) Plan for Employees Represented by the Detroit Newspaper P&G Comm. Union, Local 13N (the “Observer & Eccentric Plans”) were merged into the Gannett Co., Inc. 401(k) Savings Plan, eligible employees of the Observer & Eccentric Newspapers represented by the Newspaper Guild of Detroit Local 22 and the Detroit Newspaper P&G Comm. Union, Local 13N may participate in the Plan; provided that such employees are not entitled to receive any matching or Employer contributions.  In connection with the merger of the Observer & Eccentric Plans into the Plan, Participant account balances in the Observer & Eccentric Plans shall be transferred to the age appropriate life cycle fund offered under the Plan.  Subsequent to the merger, Participants may transfer such amounts to other investment funds offered under the Plan.  Additionally, until such Participants elect otherwise, if Participants in the Observer & Eccentric Plans had been making tax-deferred contributions into such plans immediately prior to the merger, such tax-deferred contributions shall continue to be made to the Plan at the same percentage rate they had been made to the Observer & Eccentric Plans before the merger.

ReachLocal Inc.

Subject to the terms of the Plan, employees of ReachLocal Inc. (“ReachLocal”) are eligible to participate in the Plan effective July 1, 2017.  Each employee of ReachLocal participating in the Plan shall be referred to as a “ReachLocal Participant.”

In lieu of the matching contribution set forth in Section 3.4, ReachLocal Participants shall receive a matching contribution equal to 100 percent of the first three percent of Compensation that such ReachLocal Participant contributes under Section 3.1 and/or Section 3.2 for such payroll period.  Effective January 1, 2018, ReachLocal Participants shall receive a matching contribution equal to 100% of the first four percent of Compensation that such ReachLocal Participant contributes under Section 3.1 and/or Section 3.2 for such payroll period.  Effective January 1, 2019, ReachLocal Participants shall receive the same safe harbor matching contribution as other eligible Participants.

Effective July 31, 2017, the ReachLocal Plan will be merged into the Plan.  The following special provisions apply to ReachLocal Participants (and former employees of ReachLocal with an account balance transferred from the ReachLocal Plan to the Plan):

•	Profit sharing accounts transferred from the ReachLocal Plan are and will remain 100% vested.

•	All service with ReachLocal prior to its acquisition by the Employer will count as Years of Service for purposes of eligibility and vesting under the Plan.

•	All accounts transferred from the ReachLocal Plan are available for distribution after age 59-1/2 is attained.

•	For purposes of all accounts transferred from the ReachLocal Plan, the following definition of “disability” shall apply:

•
You will be considered to be disabled if your injury or medical condition causes you to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or medical impairment that can be expected to result in death or to be of long-continued and indefinite duration.

Reviewed.com

Eligible employees of Reviewed.com may participate in the Plan.  No matching contribution will be made for this group of employees for Plan Years prior to January 1, 2016.  Effective January 1, 2016, eligible employees of Reviewed.com will be eligible for the same matching contribution as other eligible Participants.

Southland Publishing Company Profit Sharing Plan

All accounts which were transferred to this Plan from the Southland Publishing Company Profit Sharing Plan (the “Southland Plan”) shall be 100% vested at all times.

The Springfield Offset Pre-Tax Savings Plan

•
Vesting:  In the event a Participant had an account balance transferred to this Plan from The Springfield Offset Pre-Tax Savings Plan (“Springfield Plan”), the portion of the transferred account attributable to matching contributions shall vest at the following rate:

One Year Vested Periods of Service	Percentage

1	25%

2	50%

3	100%

For purposes of applying this vesting schedule, a “One Year Period of Service” means each 12 months during one or more Periods of Service.  Thirty days are deemed to be a month in the case of the aggregation of fractional months.

“Period of Service” means a period of service commencing when an employee first completes an Hour of Service or first completes an Hour of Service following a Period of Severance, whichever is applicable, and ending on the Severance from Service Date.  Additionally:

o
If an employee severs from service by reason of a quit, discharge or retirement and the employee then performs an Hour of Service within the meaning of Section 1.3.s.i of the Springfield Plan within 12 months of the Severance from Service Date, the Period of severance shall be deemed to be a Period of service; and

o
If an employee severs from service by reason of a quit, discharge or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge, retirement or death, and then performs an Hour of Service within the meaning of Section 1.3.s.i of the Springfield Plan within 12 months of the date on which the employee was first absent from service, the Period of Severance shall be deemed to be a Period of Service.

“Severance from Service Date” means the earlier of:

o	The date on which an employee quits, retires, is discharged or dies; or
o
The first anniversary of the first date of a period in which an employee remains absent from service (with or without pay) with the Company for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff.

Notwithstanding the above, the Severance from Service Date of an employee who is absent from service beyond the first anniversary of the first date of absence by reason of a maternity or paternity absence is the second anniversary of the first day of such absence.  The period between the first and second anniversaries of the first date of absence from work is neither a Period of Service nor a Period of Severance.  A maternity or paternity absence is an absence beginning on or after January 1, 1985 by reason of a pregnancy of the employee, by reason of the birth of a child of the employee, by reason of the placement of a child with the employee in connection with the adoption of such child by such employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement.

•
Withdrawals: If a Participant who had an account balance transferred from the Springfield Plan also had, as part of the transferred account, a profit sharing account balance from a prior plan, he/she shall be entitled to make a withdrawal from the transferred profit sharing portion of the Springfield Plan account which has been allocated for at least two years.  For this purpose of calculating the two-year period, time in the prior plan, the Springfield Plan and this Plan shall be taken into account.  A Participant may make only one such withdrawal during any Plan Year.

In addition, a Participant with a transferred account balance from the Springfield Plan may, after attainment of age 59½, elect to withdraw all or any part of the value of the vested matching contributions and employee pre‑tax contributions made on his/her behalf to the Springfield Plan and earnings thereon.

Tallahassee Democrat

In connection with that certain Asset Exchange Agreement by and among Gannett Co., Inc., Gannett Satellite Information Network, Inc., Des Moines Register and Tribune Company, Media West-FPI, Inc., Federated Publications, Inc., Knight-Ridder, Inc., KR U.S.A., Inc., Knight Ridder Digital and Tallahassee Democrat, Inc., dated August 3, 2005 (the “Asset Exchange Agreement”):

•
For a specified period of time after closing, each Tallahassee Democrat, Inc. employee who accepts an employment offer with Federated Publications, Inc. in connection with the Asset Exchange Agreement shall be permitted to elect to directly roll over to the Plan such employee’s entire account balance in the Knight Ridder 401k Plan (including any loans), and such employee’s service with the Tallahassee Democrat, Inc. shall count for purposes of satisfying the vesting requirements under this Plan.

•
Each Federated Publications, Inc. employee who accepts an employment offer with the Tallahassee Democrat, Inc. in connection with the Asset Exchange Agreement shall be fully vested in his/her account balances and, for a specified period of time after closing, shall be permitted to elect to directly roll over to the Knight Ridder 401k Plan such employee’s entire account balance in the Plan (including any loans).

Texas-New Mexico Newspapers Partnership

On June 1, 2015 (the “Acquisition Date”), the Company completed the acquisition of the remaining 59.36% interest in the Texas-New Mexico Newspapers Partnership that it did not previously own.  The following provisions apply to eligible employees of Texas-New Mexico Newspapers Partnership or its Affiliates who are employed by Participating Affiliates (“TNP Participants”).  Effective as of the Employer’s first payroll period in July 2015:

•
TNP Participants are eligible to participate in the Plan as of the Employer’s first pay period in July 2015; provided that they shall not be eligible to receive any employer matching or nonelective contributions.

•
For a specified period of time after the Acquisition Date, TNP Participants who elect to directly roll over their account balances in the MediaNews Group Retirement/Savings Plan into this Plan may rollover their plan loans as well.

•
TNP Participants who were employed by the Texas-New Mexico Newspapers Partnership or its Affiliates immediately prior to the Acquisition Date will be credited with their service for such entities for eligibility and vesting purposes under this Plan.

•
Notwithstanding the foregoing, employees of the Texas-New Mexico Newspapers Partnership or its Affiliates who are members of a collective bargaining unit will not participate in the Plan unless such participation is specifically required under a collective bargaining agreement covering their employment, and, if so required, only to the extent provided under such agreement.

•
TNP Participants whose employment is subject to that certain Agreement between York Daily Record and Washington-Baltimore Newspaper Guild TNG-CWA 32035, dated July 1, 2014 – June 30, 2016, (the “YDR Guild Employees”) shall participate in this Plan to the extent provided under such Agreement for the duration of such Agreement, which as of the Acquisition Date provides:

o
The YDR Guild Employees will receive an Employer nonelective contribution for each Plan Year equal to 1% of their Compensation earned after the Acquisition Date.  Such contribution shall be allocated to the Employee’s Employer Nonelective Contribution Account.

o	The YDR Guild Employees will receive an Employer matching contribution equal to 100% of the first 2% of their Compensation that they elect to contribute to the Plan under Section 3.1 or Section 3.2.

o	Notwithstanding the foregoing, those YDR Guild Employees covered under the Newspaper Guild International Pension Fund are not eligible to participate in this Plan.

A TNP Participant shall not be permitted to invest any portion of his/her account balance in the Gannett Stock Fund.  Additionally, any Employer matching or nonelective contribution made with respect to a TNP Participant shall be made in cash, not Employer stock.

TNI Partners

Neither the contributions of TNI Partners nor of its employees shall be invested in the Gannett Stock Fund.  Contributions on behalf of such employees shall be invested in the other investment funds in accordance with elections made by such Participants in accordance with Section 6.4.

TNI/NPC Thrift Plan

All accounts which were transferred to this Plan from the TNI/NPC Thrift Plan (the “TNI/NPC Plan”) shall be 100% vested at all times.

Thomson Newspapers Holdings Inc. 401(k) Savings Plan Plus and the Thomson Newspapers Inc. 401(k) Plan for Union Employees

An individual who was making 401(k) contributions to the Thomson Newspapers Holdings Inc. 401(k) Savings Plan Plus or the Thomson Newspapers Inc. 401(k) Plan for Union Employees (collectively referred to as the “Thomson Plans”) immediately before becoming an eligible Participant in this Plan on July 21, 2000 shall be deemed to have made an election to make 401(k) contributions to this Plan in an amount equal to the amount that the individual was contributing to the Thomson Plans.  The Participant may revoke or change such “deemed election” at any time.  The contributions shall be invested in a money market account until such time as the Participant elects a different investment alternative or the Committee directs otherwise.

A Participant who became an employee of Gannett or an Affiliated Company in connection with Gannett’s acquisition of certain properties of Thomson Newspapers Inc. on July 21, 2000 (the “Thomson Acquisition”) shall have his/her service as an employee of Thomson Newspapers Inc. or its affiliates included for purposes of the Plan’s eligibility and vesting rules.

A Participant whose account balance includes assets that were directly transferred to this Plan from one of the Thomson Plans in connection with the Thomson Acquisition may elect, after attaining age 59 ½, to take an in-service distribution of that portion of his/her vested account balance (including earnings thereon) that was transferred from one of the Thomson Plans.

Tucker Communications, Inc. Trader Publications 401(k) Plan

A Participant who has an account balance including assets which were transferred to this Plan from the Tucker Communications, Inc. Trader Publications 401(k) Plan may elect to take a distribution of such transferred amount upon attaining age 65, even if the Participant is still employed by Gannett or an Affiliated Company at that time.

Turnstile Media Group 401(k) Plan

On October 5, 2016 (the "Acquisition Date"), the Company acquired Golfweek magazine, a business unit of Turnstile Media Group. For a specified period of time after the Acquisition Date (but not to exceed 90 days), former participants in the Turnstile Media Group 401(k) Plan (the "Turnstile Plan") who become Participants in the Plan may elect to directly roll over their account balances in the Turnstile Plan to the Plan, including any loans that may be outstanding from their account in the Turnstile Plan.

Wausau-Merrill Daily Herald Profit Sharing Plan

All accounts which were transferred to this Plan from the Wausau-Merrill Daily Herald Profit Sharing Plan shall be 100% vested at all times.

WKYC TV, Inc.

For any participant who has an account balance which was transferred to this Plan from the 401(k) Savings Plan for Certain Union Represented Employees of WKYC TV, Inc., the following payment options will apply to the portion that was so transferred:

•	In service Distributions: A Participant who has attained age 59-1/2 and who has not separated from service may elect to obtain a distribution of his/her benefit.

•
Death Benefits:  A Participant, or the Participant’s Beneficiary, may elect that in the event the Participant dies before benefit payments commence, such payments will be deferred until the December 31 of the calendar year in which the Participant would have attained age 70-1/2.

The nonunion employees of WKYC TV, Inc. are eligible to participate in the Plan for payroll periods on or after January 1, 1998.

W*USA Thrift and Savings Plan

All accounts which were transferred to this Plan from the W*USA Thrift and Savings Plan (the “W*USA Plan”) shall be 100% vested at all times.

Winnebago Savings Plan

All accounts which were transferred to this Plan from the Winnebago Savings Plan shall be 100% vested at all times.

WordStream, Inc.

In connection with that certain Agreement and Plan of Merger by and among WordStream, Inc., Gannett Co., Inc., Orca Merger Sub, Inc. and Shareholder Representative Services LLC dated May 9, 2018 (the “Merger Agreement”), eligible employees of WordStream, Inc. (“WordStream Participants”) shall become eligible to participate in the Plan, effective as soon as administratively practicable following the closing date of the Merger Agreement.

The following rules shall apply to WordStream Participants:

•	The 1,000 Hours of Service eligibility requirement shall not apply to eligible employees of WordStream.

•
WordStream Participants shall not be entitled to receive matching contributions until September 1, 2018, whereupon eligible WordStream Participants shall receive matching contributions with respect to elective deferrals made for payroll periods commencing on or after September 1, 2018.  Any 2018 matching “true-up” contributions made for such participants shall only be made taking into account compensation and elective deferrals made for payroll periods commencing on or after September 1, 2018.

•
For a period of 60 days following the closing date of the Merger Agreement, or such other period of time as the Committee may determine, WordStream Participants who elect to directly roll over their account balances in the WordStream, Inc. 401(k) Plan into this Plan may also rollover their 401(k) plan loans into this Plan, subject to applicable requirements.

•
WordStream Participants who were employed by WordStream, Inc. immediately prior to the closing date of the Merger Agreement will be credited with their continuous service with WordStream, Inc. for eligibility and vesting purposes under this Plan.

Special Rules for Certain Business Units

Cherry Hill union employees do not receive a matching contribution.

Appendix C

Investment Funds

As of January 1, 2019

The Trustee shall maintain the following Funds:

(a)          Gannett Stock Fund, which shall be invested primarily in shares of Employer Stock.  A portion of this Fund may be invested in cash or a cash equivalent.  This Fund may include one or more component funds which are invested primarily in shares of Employer Stock and designated to hold investments of Company matching contributions or elective deferrals and other contributions.  The portion of the Gannett Stock Fund that holds investments of participants who are or were employed by an Employer that is a member of Gannett Co., Inc.’s “controlled group of corporations” (as defined under Code section 409(l)(4)) is intended to be qualified as a stock bonus employee stock ownership plan under Code section 4975(e)(7).

(b)          Vanguard Treasury Money Market Fund

(c)          Gannett Bond Fund

(d)          Gannett International Equity Fund

(e)          Gannett US Equity Fund

(f)          Vanguard Total Stock Market Index Fund

(g)          Mutual Fund Brokerage Account, which permits participants to establish a self-directed mutual fund brokerage account through which participants can purchase a number of different mutual funds.

(h)          GMO Benchmark-Free Allocation Series Fund (this fund will be eliminated as an investment option effective January 2, 2019)

(i)          Vanguard Total Bond Market Index Fund

(j)          Vanguard Total International Stock Index Fund

(k)          Vanguard Retirement Savings Trust III

(l)          Vanguard Target Retirement Trusts II (date specific, corresponding to birth year and the target date closest to the year a participant will reach age 65)